EXECUTION COPY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE EDWARD MONTGOMERY, On Behalf of Himself and All Others Similarly Situated and Derivatively on Behalf of Nominal Defendant ERICKSON INCORPORATED, Plaintiff, v. ERICKSON INCORPORATED, f/k/a ERICKSON AIR-CRANE, INC., QUINN MORGAN, KENNETH LAU, UDO RIEDER, HANK HALTER, GARY R. SCOTT, MEREDITH R. SIEGFRIED, JAMES L. WELCH, ZM PRIVATE EQUITY FUND I, L.P., ZM PRIVATE EQUITY FUND II, L.P., ZM EAC LLC, EAC ACQUISITION CORPORATION, CENTRE LANE PARTNERS, LLC and 10th LANE FINANCE CO., LLC, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) C.A. No. 8784-VCL STIPULATION AND AGREEMENT OF This Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) is entered into this 13th day of June, 2016, by and between the following parties, by and through their respective counsel in the above-captioned stockholder class and derivative action (the “Action”): (i) plaintiff Edward Montgomery (“Plaintiff”), on his own behalf and on behalf of the Class, COMPROMISE, SETTLEMENT, AND RELEASE 1 and 1 All undefined, capitalized terms have the meanings ascribed to them in Section I, titled “Definitions,” below. on EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL Exhibit 10.1

- 2 - behalf of Erickson Incorporated (“Erickson” or the “Company”); and (ii) ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, Centre Lane Partners, LLC, and 10th Lane Finance Co., LLC (collectively, the “ZM Defendants”); (iii) Quinn Morgan, Kenneth Lau, Hank Halter, Udo Rieder, Gary Scott, Meredith Siegfried, and James Welch (collectively, the “Individual Defendants”); and (iv) EAC Acquisition Corporation (collectively with the ZM Defendants and the Individual Defendants, the “Settling Defendants,” and with Plaintiff and Erickson, each a “Party” and collectively, the “Parties”). This Stipulation states all of the terms of the settlement and resolution of this matter, and the Parties intend this Stipulation to fully and finally compromise, resolve, discharge, and settle the Released Claims, subject to the approval of the Court of Chancery of the State of Delaware (the “Court”). I. BACKGROUND OF THE SETTLEMENT A. Erickson is a provider of aviation services to commercial and government customers. B. On March 19, 2013, Erickson announced that it had executed a stock purchase agreement (the “SPA”) for the purchase (the “Evergreen Acquisition”) of Evergreen Helicopters, Inc. (“Evergreen”) from Evergreen International Aviation, Inc. (“Evergreen Parent”). Pursuant to the terms of the SPA, the Company acquired Evergreen from Evergreen Parent for consideration consisting of: (i) $185

- 3 - million in cash; (ii) a $17.5 million purchase price note; and (iii) 4,008,439 shares of preferred stock valued at $47.5 million based upon an agreed upon value of $11.85 per share. C. Concurrently with the SPA, Erickson and Evergreen Parent entered into (i) a First Lien Securities Purchase Agreement with holders of $192,833,430.61 (including principal, interest, and agent fees) of first lien debt owed by Evergreen Parent and guaranteed by Evergreen, contemplating the holders of first lien debt’s consent to the Evergreen Acquisition in exchange for the larger portion of proceeds from such sale to be used to satisfy certain first lien debt of Evergreen Parent (the “First Lien Transaction” as effected pursuant to the “First Lien Agreement”), and (ii) a Second Lien Stock Purchase Agreement with certain of the ZM Defendants and other holders of $125 million of second lien debt owed by Evergreen Parent contemplating the holders of second lien debt’s consent to the Evergreen Acquisition in exchange for the satisfaction of certain second lien debt (the “Second Lien Transaction” as effected pursuant to the “Second Lien Agreement”). D. At the time of the SPA, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and ZM EAC LLC (collectively, the “ZM Majority Stockholders”) collectively owned a majority of Erickson’s common stock.

- 4 - E. On May 1, 2013, Erickson agreed to an amendment of the SPA (the “SPA Amendment”). F. On May 2, 2013, the Evergreen Acquisition, the First Lien Transaction, and the Second Lien Transaction closed. On that date, Erickson also issued $400 million of 8.25% Second Priority Senior Secured notes due 2020 (the “Note Issuance”). G. Under Section 1(b) of the Second Lien Agreement, certain ZM Defendants and other holders of Evergreen Parent second lien debt purchased shares of preferred stock from holders of Evergreen Parent first lien debt for $11.85 per share, with certain of the ZM Defendants purchasing 250,941 of such shares (the “ZM Preferred Put Purchase”). H. Between May 16, 2013 and May 30, 2013, the ZM Majority Stockholders sold approximately 250,000 shares of Erickson common stock at prices ranging from $24.50 to $28.895 (the “ZM May 2013 Common Sale,” and collectively with the ZM Preferred Put Purchase, the “ZM Erickson Stock Transactions”). I. On May 2, 2013, Erickson used the proceeds from the Note Issuance to prepay $26.7 million in unsecured promissory notes Erickson owed to certain of the ZM Defendants (collectively with the Note Issuance, the “Recapitalization”) (the Recapitalization, along with the Evergreen Acquisition, the First Lien

- 5 - Transaction, and the Second Lien Transaction, shall be defined collectively as the “Evergreen Transaction”). J. Erickson paid a $2.5 million fee (the “10th Lane Fee”) to defendant 10th Lane Finance Co., LLC for services provided by Centre Lane Partners, LLC related to the Evergreen Transaction. K. On July 22, 2013, the ZM Majority Stockholders executed a stockholder written consent approving the issuance of 4,008,439 shares of Erickson common stock upon the conversion of the same number of shares of Preferred Stock, and that conversion became effective on August 12, 2013. L. On August 8, 2013, Plaintiff commenced the Action by filing a verified class action and derivative complaint (the “Initial Complaint”) against Erickson, Quinn Morgan, Kenneth Lau, Udo Rieder, Hank Halter, Gary Scott, Meredith Siegfried, James Welch, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, and 10th Lane Finance Co., LLC (the “Initial Defendants”). The Initial Complaint alleged, among other things, that the Individual Defendants and the named ZM Defendants breached their fiduciary duties in connection with the Evergreen Transaction and the ZM Erickson Stock Transactions. The Initial Complaint sought, among other things, an award of monetary and equitable relief to Plaintiff and the Class against the named ZM Defendants and Messrs. Morgan and Lau for alleged expropriation

- 6 - of value sustained as a result of the Evergreen Transaction; an award of monetary and equitable relief to Plaintiff and the Class against the Individual Defendants for their alleged breaches of fiduciary duties owed to Erickson’s minority stockholders; an award of equitable relief and damages to Erickson sustained as a result of the Evergreen Transaction; disgorgement and restitution of alleged improper profits allegedly realized by certain of the ZM Defendants and Messrs. Morgan and Lau as a result of the Evergreen Transaction and the ZM Erickson Stock Transactions; equitable relief to remedy the alleged breaches of fiduciary duties, including partial rescission of elements of the Evergreen Transaction and declaratory and injunctive relief; and an award to Plaintiff of fees and expenses incurred in prosecuting the Action. M. On September 3, 2013, the Initial Defendants moved to dismiss the Initial Complaint. N. On December 4, 2013, Plaintiff filed an amended complaint (the “Amended Complaint”) which, among other things, repeated the allegations in the Initial Complaint and added, inter alia, allegations that Messrs. Rieder, Morgan, and Lau violated their fiduciary duties by withholding information from Erickson’s board of directors (the “Board”) and that certain of the ZM Defendants violated their fiduciary duties by using Erickson for their own personal benefit to the detriment of Erickson’s minority stockholders.

- 7 - O. On December 20, 2013, the Initial Defendants moved to dismiss the Amended Complaint. P. On April 15, 2014, the Court heard argument on the Initial Defendants’ motion to dismiss and denied that motion. Q. On April 30, 2014, Individual Defendants Hank Halter, Gary Scott, Meredith Siegfried, and James Welch answered the Amended Complaint. R. On May 21, 2014, defendants Erickson, Quinn Morgan, Kenneth Lau, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, and 10th Lane Finance Co., LLC answered the Amended Complaint. S. On May 21, 2014, following negotiation among Plaintiff and the Initial Defendants, the Court entered a Stipulation and Order Governing the Production and Exchange of Confidential Information. T. On June 2, 2014, defendant Udo Rieder answered the Amended Complaint. U. On October 13, 2014, Plaintiff filed a motion to compel responses to written discovery requests served upon the Initial Defendants. V. On November 13, 2014, a purported Company stockholder commenced an action in the United States District Court for the Southern District of New York (the “16(b) Action”) by filing a derivative complaint styled Gibbons

- 8 - v. Morgan, et al., No. 14-cv-09061-KBF (the “16(b) Complaint”). The 16(b) Complaint named Quinn Morgan as a defendant and Erickson as a nominal defendant, and was later amended to add as defendants ZM Private Equity Fund I, L.P. and ZM Private Equity Fund II, L.P. On February 9, 2016, the court in the 16(b) Action stayed that case. W. In the Action, on December 2, 2014, the Court heard argument on, and granted in part Plaintiff’s motion to compel to the extent not already mooted by the Initial Defendants. X. Over the course of the next thirteen months, Plaintiff’s Counsel conducted extensive discovery in connection with the claims asserted in the Initial Complaint. Plaintiff’s Counsel inspected, reviewed, and analyzed approximately 101,500 documents (totaling approximately 922,000 pages) produced by the Initial Defendants and certain third-parties. In addition, from August 28, 2015 through January 7, 2016, Plaintiff’s Counsel deposed six party and non-party witnesses, including Gary Zamieroski, James Welch, Robert Rosenberg, Hank Halter, Bryan Walker, and Oscar Aarts, and defended the deposition of Plaintiff. Y. On January 29, 2015, the Court entered an order scheduling the Action for trial to begin in February 2016.

- 9 - Z. On September 2, 2015, the Court entered an amended scheduling order in the Action which provided that a five-day trial would begin on August 1, 2016. AA. On October 5, 2015, the Court entered an order: (a) certifying the Action as a class action on behalf of a non-opt out class defined as: all stockholders of Erickson on March 18, 2013, and their successors-in-interest, transferees, and assignees, excluding Defendants and their associates, affiliates, legal representatives, heirs, successors-in-interest, transferees, and assignees; (b) certifying Plaintiff as Class Representative; and (c) appointing Prickett, Jones & Elliott, P.A. and Kessler, Topaz, Meltzer & Check, LLP as Co-Lead Counsel for the Class. BB. On October 29, 2015, Plaintiff’s Counsel and counsel for the Initial Defendants participated in a mediation session in New York, New York with the Honorable Layn R. Phillips, regarding a potential resolution of the Action. Plaintiff and the Initial Defendants were unable to reach a resolution at the mediation, but discussions regarding a potential resolution of the Action remained ongoing after the mediation session concluded. CC. On December 31, 2015, Plaintiff filed a second amended complaint (the “Second Amended Complaint”) in the Action which, among other things, repeated the allegations in the Amended Complaint, added Centre Lane Partners,

- 10 - LLC, as a defendant and added allegations contending that certain of the ZM Defendants breached their fiduciary duties to Erickson and its minority stockholders by taking advantage of the Company for their own benefit and that certain of the Individual Defendants consciously disregarded their fiduciary duties to the Company in connection with the Evergreen Transaction. DD. From October 29, 2015 through January 14, 2016, the Parties, through their respective counsel and with the assistance of the Honorable Layn R. Phillips, engaged in intensive discussions regarding a possible settlement of the Action. EE. On January 14, 2016, the Parties reached an agreement in principle to settle the Action. On January 15, 2016, the Parties notified the Court of their agreement in principle to resolve the Action. FF. On March 31, 2016, following additional extensive negotiations with the assistance of the mediator, the Parties agreed in principle to certain final settlement terms, including the allocation of the Settlement Fund between the Class and the Company, as is reflected in this Stipulation. GG. The Board has determined that the terms set forth in this Stipulation are fair, reasonable, adequate, and in the best interests of the Company and its stockholders. HH. In connection with settlement discussions and negotiations leading to the proposed Settlement, counsel for the Parties in the Action did not discuss the

- 11 - amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and Litigation Expenses until all other matters had been agreed upon. II. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY The Settling Defendants have vigorously denied, and continue to vigorously deny, that they committed any wrongdoing, that they have fault or liability, or that they caused cognizable damage to Erickson or its stockholders, deny that they committed any violation of law, deny that the Evergreen Transaction or the ZM Erickson Stock Transactions were in any way unfair to Erickson or its stockholders, believed at all relevant times that they were acting properly, believe that the Action has no merit, and maintain that they have committed no breach of duty whatsoever in connection with the allegations in the Action. Defendants are entering into this Stipulation solely because they consider it desirable that the claims against them in the Action be settled and dismissed with prejudice as between the Parties in order to, among other things, (i) avoid the substantial expense, inconvenience, and distraction of continued litigation; and (ii) completely resolve and terminate all claims that were or could have been asserted against the Settling Defendants in the Action. Counsel for the Company has determined that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and in the best interests of the Company.

- 12 - NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by Plaintiff, individually and on behalf of the Class, and on behalf of Erickson, by Erickson, and by the Settling Defendants, by and through their attorneys of record and subject to the approval of the Court, that, pursuant to Delaware Court of Chancery Rules 23 and 23.1 and the other conditions set forth herein, and for good and valuable consideration set forth herein and conferred on Plaintiff and the Class and Erickson, the Action shall be finally and fully settled, compromised, and dismissed with prejudice as to Plaintiff and all other Class Members and Erickson, and that each and every one of the Released Claims shall be finally and fully compromised, settled, discharged, released, and dismissed with prejudice as to each and every one of the Released Parties, in the manner and upon the terms and conditions hereafter set forth: I. 1. The following capitalized terms in this Stipulation, shall have the meanings specified below: Definitions a) “Authorized Claimant” means a Class Member who held Erickson common stock on May 1, 2013 (an “Authorized Share”) and submits a timely, valid, and properly executed Claim Form to the Settlement Administrator, in accordance with the requirements established by the Plan of Allocation and

- 13 - approved by the Court, which claim is approved for payment, in whole or in part, from the Class Fund. b) “Court Approval” means the entry of the Judgment. c) “Claims” mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, fines, sanctions, fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, for damages, injunctive relief, or any other remedies, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, which now exist, or previously existed, including Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable, or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, without limitation, any claims under federal or state securities law, federal or state antitrust law, or under state disclosure law, all claims within the exclusive jurisdiction of the federal courts, or any claims that could be asserted derivatively on behalf of the Company). d) “Co-Lead Counsel” means the law firms of Prickett, Jones & Elliott, P.A. and Kessler, Topaz, Meltzer & Check, LLP.

- 14 - e) “Defendants” means the Settling Defendants and Erickson. f) “Defendants’ Counsel” means the law firms of Abrams & Bayliss, LLP; Potter Anderson & Corroon LLP; Morris, Nichols, Arsht & Tunnell LLP; Proctor Heyman Enerio LLP; and Ropes & Gray LLP. g) “Effective Date” means the fifth business day following the date the Judgment becomes Final. h) “Final” when referring to the Judgment, means entry of the Judgment, the expiration of any time for appeal or review of the Judgment, or, if any appeal is filed and not dismissed or withdrawn, after the Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or other review, and the time for any petition for re-argument, appeal, or review of the Judgment or any order affirming the Judgment has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and Litigation Expenses amongst Plaintiff’s Counsel shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit, or otherwise affect the Judgment or prevent, limit, delay, or hinder entry of the Judgment. i) “Immediate Family” means an individual’s spouse, parents, siblings, children, grandparents, grandchildren; the spouses of his or her parents, siblings, and children; and the parents and siblings of his or her spouse, and

- 15 - includes step and adoptive relationships. As used in this paragraph, “spouse” shall include a partner in a state-recognized domestic relationship or civil union. j) “Judgment” means the Order and Final Judgment to be entered in the Action substantially in the form attached as Exhibit A hereto. k) “Litigation Expenses” means costs and expenses incurred by Plaintiff’s Counsel in connection with commencing, prosecuting, and resolving the Action, for which Plaintiff’s Counsel intend to apply to the Court for reimbursement from the Settlement Amount. l) “Notice and Administration Costs” means the costs, fees, and expenses that are incurred in connection with providing notice to the Class. m) “Person” means an individual, natural person, corporation, partnership, limited liability company, limited partnership, joint venture, association, joint stock company, estate, legal representative, trust, government (or any political subdivision, department, or agency thereof), and any other type of business or legal entity. n) “Plaintiff’s Counsel” means the law firms of Prickett, Jones & Elliott, P.A., Kessler Topaz Meltzer & Check, LLP, and Brodsky & Smith, LLC. o) “Released Claims” means collectively each and all of the Released Defendant Claims and each and all of the Released Plaintiff Claims.

- 16 - p) “Released Defendant Claims” means any Claims that have been or could have been asserted in the Action or in any court, tribunal, forum, or proceeding by Defendants or any of them or their respective successors and assigns against any of the Released Plaintiff Parties, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Action; provided, however, that the Released Defendant Claims shall not include claims to enforce the Stipulation. q) “Released Defendant Parties” means (i) Erickson; (ii) any and all of the Settling Defendants; (iii) Defendants’ respective past or present Immediate Family members, affiliates, managers, members, partners, partnerships, investment funds, subsidiaries, parents, predecessors, successors, officers, directors, employees, financial or investment advisors, and insurers; (iv) any person, firm, trust, investment fund, corporation, officer, director or other individual or entity in which any Defendant or their respective past or present Immediate Family members, affiliates, partnerships, investment funds, predecessors, successors, predecessors-in-interest, successors-in-interest, officers, directors, or employees has a financial interest; and (v) the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns of any of the foregoing.

- 17 - r) “Released Plaintiff Claims” means any and all Claims that are based upon, arise out of, relate in any way to, or involve (in whole or in part) any of the facts alleged in the Action, including Claims that were asserted in the Second Amended Complaint, including any and all Claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly: (A) the Evergreen Transaction, including its negotiation, consummation, or any payments made pursuant thereto, (B) public disclosures concerning the Evergreen Transaction, (C) sales of Erickson stock by entities affiliated with the ZM Defendants, and (D) any fee paid to any Defendant (or any affiliate of any Defendant) in connection with the Evergreen Transaction. Released Plaintiff Claims shall not, however, include any claims to enforce the Settlement, the Judgment, or this Stipulation, including, without limitation, the Releases. s) “Released Parties” means collectively each and all of the Released Defendant Parties and each and all of the Released Plaintiff Parties. t) “Released Plaintiff Parties” means Plaintiff, all other Class Members, and their respective counsel (including Plaintiff’s Counsel). u) “Releases” means the releases and liability protections set forth in Section III of this Stipulation. v) “Settlement Amount” means the aggregate sum of eighteen million, five-hundred thousand dollars ($18,500,000).

- 18 - w) “Settlement” means the settlement contemplated by this Stipulation on the terms and conditions contained herein. x) “Settlement Class” or “Class” means any and all Erickson stockholders on March 18, 2013, and their successors-in-interest, transferees, and assignees, excluding Defendants and their associates, affiliates, legal representatives, heirs, successors-in-interest, transferees and assignees. y) “Settlement Class Member” or “Class Member” means a member of the Settlement Class. z) “Settlement Hearing” means the hearing to be held by the Court to determine whether to certify the Settlement Class as a non opt-out class pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); whether the proposed Settlement should be approved as fair, reasonable, and adequate; whether Plaintiff’s Counsel have adequately represented the Class; whether any objections to the Settlement should be overruled; whether the Action should be dismissed with prejudice as against the Released Defendant Parties; whether a Judgment approving the Settlement should be entered in accordance with the terms of this Stipulation; and whether and in what amount any award of attorneys’ fees and reimbursement of Litigation Expenses should be paid to Plaintiff’s Counsel.

- 19 - aa) “Settlement Payment Recipients” means all stockholders of record of Erickson common stock who would be entitled to a pro rata distribution of the Class Fund (as defined herein). bb) “Unknown Claims” means any and all Released Plaintiff Claims which Plaintiff or any other Class Member or Erickson does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiff Claims against the Released Defendant Parties, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement, and any and all Released Defendant Claims which any Settling Defendant or any other Released Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendant Claims against the Released Plaintiff Parties, which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiff and the Settling Defendants shall expressly waive, and each of the Class Members and Erickson shall be deemed to have, and by operation of the Judgment shall have expressly, waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other

- 20 - jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Plaintiff and the Settling Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiff Claims and the Released Defendant Claims, but that it is the intention of Plaintiff and the Settling Defendants, and by operation of law the other Class Members, to completely, fully, finally, and forever extinguish any and all Released Plaintiff Claims and Released Defendant Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Settling Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiff Claims and Released Defendant Claims was separately bargained for and was a key element of the Settlement.

- 21 - II. 2. In consideration for the full and final release, settlement, and discharge of any and all Released Plaintiff Claims against the Released Defendant Parties, the Parties have agreed to the following consideration: Settlement Consideration (a) Upon the Effective Date, the Company, along with any and all of the Settling Defendants shall initiate all the processes under the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) and Delaware law, including without limitation the voting or consent of their Erickson stock and, if necessary, calling a special meeting of stockholders and soliciting proxies to obtain sufficient votes, necessary to amend the Charter to add at Article 4 thereof two new sections, styled respectively as section 4 and 5, the text of which appears in Exhibit B hereto (the “Charter Amendment”), with the Charter Amendment to be implemented pursuant to section 9A of the Charter. In no event shall such Charter Amendment take effect later than sixty (60) days after the Effective Date. Charter Amendment (b) In connection with the Settlement and in consideration of the releases set forth herein, the Settling Defendants shall contribute, or cause their relevant insurers to contribute, funds equal to the Settlement Amount to an The Settlement Fund

- 22 - account (the “Account”) administered by Co-Lead Counsel (the “Settlement Fund”). The Settlement Amount shall be funded as follows: i. Within five (5) business days after entry of an Order in the form attached hereto as Exhibit C (the “Scheduling Order”), the Settling Defendants shall contribute, or cause their relevant insurers to contribute, one hundred thousand dollars ($100,000) to the Settlement Fund, provided that Plaintiff’s Counsel has timely provided properly executed W-9 forms and the wire transfer information necessary to facilitate a transfer of funds. ii. Within five (5) business days after entry of the Judgment, the Settling Defendants shall contribute, or cause their relevant insurers to contribute, the balance of the Settlement Amount to the Settlement Fund. Any award of attorneys’ fees and expenses to Plaintiff’s Counsel and any costs and expenses for distribution and administration of the Account and the Settlement Fund shall be paid from the Settlement Fund. Of the remainder, 80% shall be paid to eligible Class Members pursuant to the Plan of Allocation attached as Exhibit D hereto (the “Class Fund”) and 20% shall be paid to the Company. i. The Settlement Fund, including all interest accruing thereon, shall be deemed to be in the custody of the Court and will remain subject to Administration of the Settlement Fund

- 23 - the jurisdiction of the Court until such time as it is distributed as provided for in this Stipulation or by Order of the Court. Any funds in the Settlement Fund shall be invested in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances of less than $250,000 may be invested in an account that is fully insured by the United States Government or any agency thereof, including the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held in the Settlement Fund may be deposited in a non-interest bearing account that is fully insured by the United States Government or any agency thereof, including the FDIC. ii. The Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1, and the Parties shall so treat it, and Co-Lead Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B- 2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Account any taxes, including any interest or penalties thereon (the “Taxes”), owed with respect to the Settlement Fund. In addition, the Parties, as required, shall do all things that are necessary or advisable to carry out the provisions of this Paragraph.

- 24 - iii. All Taxes arising with respect to the income earned by the Settlement Fund, including any Taxes or tax treatments that may be imposed with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a qualified settlement fund for federal or state income tax purposes and any expenses and costs incurred in connection with the payment of taxes pursuant to this Paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing, administration and distribution costs and expenses relating to the filing, of all necessary or advisable tax returns (the “Tax Expenses”)), shall be paid out of the Class Fund. Co-Lead Counsel shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg. § 1.468B-2(l). All tax returns shall be consistent with the terms herein and in all events shall reflect that all taxes on the income earned by the Settlement Fund shall be paid out of the Class Fund. Co-Lead Counsel are authorized to withdraw from the Account amounts necessary to pay Taxes and Tax Expenses.

- 25 - (d) i. Co-Lead Counsel shall retain, at the expense of the Class Fund, a Settlement administrator (the “Settlement Administrator”), which shall, subject to the approval of the Court, oversee administration and distribution of the Class Fund. The Settlement Administrator shall discharge its duties under the supervision of Co-Lead Counsel and subject to the jurisdiction of the Court. The Settlement Administrator will administer and distribute the Class Fund pursuant to the Plan of Allocation attached as Exhibit D hereto. Defendants and their affiliates, associates and Immediate Family members shall not receive any proceeds from the Class Fund. Other than the Company’s obligation to use reasonable best efforts to assist the Settlement Administrator in obtaining the Company’s relevant transfer records identifying all accounts in which Defendants, their affiliates and Immediate Family members held shares of Erickson common stock, as provided herein, the Settling Defendants and Defendants’ Counsel shall have no responsibility for the distribution of the Class Fund and shall have no liability in connection therewith. Distribution of the Class Fund ii. Within ten (10) business days after the retention of the Settlement Administrator or execution of this Stipulation, whichever is later, Erickson shall provide or cause to be provided to the Settlement

- 26 - Administrator the Company’s relevant lists of stockholders and transfer records in electronic form suitable to the Settlement Administrator (such lists to be used solely for the purposes of administering the Class Fund and providing notice to the Class and Erickson stockholders). Such lists shall provide separate fields for First Name, Last Name, Street Address, City, State, Zip Code and shares held as of the holding date (if available). In addition, all Settling Defendants shall provide or cause to be provided to the Settlement Administrator all information sufficient to reasonably identify the number of shares of Erickson common stock held by each of the Settling Defendants and their associates, affiliates and Immediate Family members on May 1, 2013 and the account information for such shares to ensure such shares are excluded from any payment from the Class Fund. iii. Any Class Member seeking payment from the Class Fund shall submit a Proof of Claim form, attached as Exhibit E hereto (“Claim Form”), and supporting documentation sufficient to establish entitlement to share in the Settlement (collectively, a “Proof of Claim”), to the Settlement Administrator, addressed to Erickson, Inc. Settlement, c/o Settlement Administrator, P.O. Box 1237, Blue Bell, PA 19422, and postmarked no later than 120 days after the mailing of the Notice of Pendency and Proposed Settlement of Class and Derivative Action (the “Notice”), substantially in

- 27 - the form attached hereto as Exhibit F. The Settlement Administrator shall maintain a Settlement website at www.claimsinformation.com/erickson.aspx, and a toll-free number, 1-800- 222-2760, through which any Class Member may request that a Claim Form be mailed to it. iv. All Class Members who fail to submit valid and timely Proofs of Claim will be barred from participating in the distribution of the Class Fund but otherwise will be bound by all of the terms of the Stipulation, including the terms of any final orders or judgments entered and the releases given to Defendants and the other Released Parties. v. Payment pursuant to the Plan of Allocation approved by the Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Plaintiff, Plaintiff’s Counsel, the Settlement Administrator, or any other agent designated by Plaintiff’s Counsel, which arises from or relates to distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or further orders of the Court. Plaintiff, Defendants, and all other Released Parties shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Class Fund, the Plan of Allocation, the determination, administration, calculation, or payment of any claim or nonperformance of

- 28 - the Settlement Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith, except as otherwise provided in the Stipulation. vi. The Class Fund will not be distributed to Authorized Claimants until the Court has approved the Settlement and the proposed Plan of Allocation (or such other allocation plan as the Court may approve), and the Judgment approving the Settlement becomes Final. vii. Defendants shall not be entitled to a return of any portion of the Class Fund once the Court’s Judgment approving the Settlement becomes Final. Defendants shall not have any liability, obligation, or responsibility for the administration of the Settlement or disbursement of the Class Fund or the Plan of Allocation. viii. Approval of the Settlement is independent from approval of the Plan of Allocation. Any determination by the Court with respect to the Plan of Allocation will not affect the Settlement, if approved. ix. The Parties shall not oppose reservation of jurisdiction by the Court: (a) to allow, disallow, or adjust on equitable grounds the claim of any Class Member; or (b) to modify the Plan of Allocation without further notice to Settlement Class Members. Any Court orders regarding a modification of the Plan of Allocation will be posted on the Settlement website,

- 29 - www.claimsinformation.com/erickson.aspx, by the Settlement Administrator. x. The formulas set forth in the Plan of Allocation are not intended to estimate the amount a Class Member might have been able to recover after a trial in the Action; nor do they provide an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The formulas are the basis upon which the Class Fund will be proportionately allocated to Authorized Claimants. xi. Distributions from the Class Fund will be made to Authorized Claimants after all claims have been processed and after the Judgment approving the Settlement becomes Final. All checks shall become stale 120 days from the date of issuance, at which time all funds remaining for such stale checks shall be irrevocably forfeited. xii. After reasonable and diligent efforts have been made to distribute the Class Fund to eligible Class Members who submitted timely and valid Proofs of Claim in accordance with the Plan of Allocation, if any funds remain in the Class Fund after payment of the Distribution, as defined in the Plan of Allocation, to each Authorized Claimant, then Plaintiff’s Counsel may petition the Court for reimbursement of any further administration expenses and attorneys’ fees and expenses incurred in

- 30 - connection with administration of the Settlement. There will be no further distributions to Authorized Claimants. If any funds remain in the Class Fund after payment of the Distribution to each Authorized Claimant and reimbursement of administrative expenses and attorneys’ fees and expenses, they shall escheat to the State of Delaware. III. 3. Upon the entry of the Judgment, the Action shall be dismissed with prejudice, on the merits and without costs (except as provided herein). Scope of the Settlement 4. Upon the Effective Date, Erickson, Plaintiff, and all Class Members, on behalf of Erickson and themselves, their legal representatives, heirs, executors, administrators, estates, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall thereupon fully, finally, and forever, release, settle, and discharge the Released Defendant Parties from and with respect to every one of the Released Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, or prosecuting any Released Plaintiff Claims against any of the Released Defendant Parties. 5. Upon the Effective Date, each of the Settling Defendants and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall thereupon fully, finally, and forever, release, settle, and

- 31 - discharge the Released Plaintiff Parties from and with respect to every one of the Released Defendant Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendant Claims against any of the Released Plaintiff Parties. IV. 6. As soon as practicable after this Stipulation has been executed, the Parties shall (1) take all steps necessary to stay the Action pending further order of the Court; (2) jointly apply to the Court for entry of the Scheduling Order, providing for, among other things: (a) the dissemination of the Notice; (b) the posting of the Notice to publicly available websites maintained by the Company and by Kessler, Topaz, Meltzer & Check, LLP; and (c) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the Parties that the Judgment be entered substantially in the form attached hereto as Exhibit A, and (iii) Plaintiff’s Counsel’s application for an award of attorneys’ fees and Litigation Expenses, and any objections to any of the foregoing; and (3) take all reasonable and appropriate steps to seek and obtain entry of the Scheduling Order. At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered and shall take all reasonable and appropriate steps to obtain Final entry of the Judgment substantially in the form attached hereto as Exhibit A. Submission of the Settlement to the Cour t for Approval

- 32 - 7. The Parties acknowledge and agree that Plaintiff’s Counsel shall be responsible for disseminating the Notice, and that all Notice and Administration Costs shall be paid from the Settlement Fund, regardless of whether the Settlement obtains Court Approval or any conditions of the Settlement are not satisfied. V. 8. This Settlement shall be subject to the following conditions, which the Parties shall use their best efforts to achieve: Conditions of Settlement (a) the Court enters the Scheduling Order substantially in the form attached hereto as Exhibit C; (b) the Court enters the Judgment substantially in the form attached hereto as Exhibit A; and (c) the Effective Date shall have occurred. VI. 9. Plaintiff’s Counsel intends to apply to the Court for a collective award of attorneys’ fees, which shall be no greater than the amount set forth in the Notice attached hereto as Exhibit F (the “Fee Application”). Plaintiff’s Counsel also will apply to the Court for reimbursement of Litigation Expenses (the “Expense Reimbursement Application”). As of the execution of this Stipulation, the Parties have not discussed the amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and Litigation Expenses. The Settling Defendants reserve Attorneys’ Fees and Expenses

- 33 - all rights and all grounds to object to, to oppose, to consent to, or to take no position on the amount of fees and Litigation Expenses sought by Plaintiff’s Counsel in the Fee Application and the Expense Reimbursement Application, except that Defendants agree that the efforts of Plaintiff and Plaintiff’s Counsel were the sole cause of the Settlement. The Settling Defendants agree to oppose any objection to the Settlement. 10. Plaintiff’s Counsel will make no other application for an award of attorneys’ fees or Litigation Expenses other than the Fee Application, the Expense Reimbursement Application or for reimbursement of expenses and attorneys’ fees and expenses incurred in connection with administration of the Settlement. 11. The Parties acknowledge and agree that any award of attorneys’ fees and Litigation Expenses by the Court to Plaintiff’s Counsel shall be paid solely out of the Settlement Fund and shall be paid within one (1) business day after the balance of the Settlement Amount is paid pursuant to Section II. 2. (b) (ii) above (the “Fee and Expense Award”), subject to Plaintiff’s Counsel’s joint and several obligation to refund or repay within fifteen (15) business days any amounts paid if as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount awarded is overturned or reduced. No Defendant shall bear responsibility for paying the Fee and Expense Award. The Settling Defendants and Released Defendant Parties shall bear no other expenses, costs,

- 34 - damages, or fees alleged or incurred by Plaintiff, Erickson, or by any Class Member, or by any of their attorneys, experts, advisors, agents, or representatives, and the Settling Defendants and Released Defendant Parties shall have no responsibility for, and no liability with respect to, the fee and/or expense allocation among Plaintiff’s Counsel and/or any other person who may assert any claim thereto. 12. It is not a condition of the Settlement that the Fee Application and the Expense Reimbursement Application be granted. The Fee Application and the Expense Reimbursement Application may be considered separately from the proposed Settlement. Any disapproval or modification of the Fee Application and/or the Expense Reimbursement Application by the Court or on appeal shall not affect or delay the enforceability of the Settlement, provide any of the Parties with the right to terminate the Settlement, or affect or delay the binding effect or finality of the Judgment and the release of the Released Plaintiff Claims. Final resolution of the Fee Application and/or the Expense Reimbursement Application shall not be a condition to the dismissal, with prejudice, of the Action or effectiveness of the releases of the Released Plaintiff Claims. 13. Plaintiff’s Counsel warrant that no portion of any award of attorneys’ fees or Litigation Expenses shall be paid to Plaintiff or any Class Member, except as approved by the Court. Plaintiff’s Counsel shall allocate the Fee and Expense

- 35 - Award amongst Plaintiff’s Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Action. VII. 14. Plaintiff and Defendants agree to stay the proceedings in the Action and to stay and not to initiate any other proceedings other than those incident to the Settlement itself pending the occurrence of the Effective Date. Stay Pending Cour t Approval VIII. 15. If either (a) the Court declines to enter the Scheduling Order in any material respect; (b) the Court declines to enter the Judgment in any material respect; (c) the Court enters the Judgment but on or following appellate review, remand, collateral attack, or other proceedings the Judgment is modified or reversed in any material respect; or (d) any of the other conditions of Section V are not satisfied, this Stipulation shall be cancelled and terminated, unless counsel for each of the Parties, within ten (10) business days from receipt of such ruling or event, agrees in writing with counsel for the other Parties to proceed with this Stipulation and the Settlement, including only with such modifications, if any, as to which all other Parties in their sole judgment and discretion may agree. For purposes of this Paragraph, an intent to proceed shall not be valid unless it is expressed in a signed writing. Neither a modification nor a reversal on appeal of Termination of Settlement; Effect of Termination

- 36 - the amount of fees, costs, and expenses awarded by the Court to Plaintiff’s Counsel shall be deemed a material modification of the Judgment or this Stipulation. 16. If the Effective Date does not occur, or if this Stipulation is disapproved, canceled, or terminated pursuant to its terms, or the Settlement otherwise does not become final for any reason, all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to January 14, 2016, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice and all funds paid into the Settlement Fund (other than administrative fees and expenses already expended, including Notice and Administration Costs) shall revert back to the contributor(s) of such funds; provided, however, that Paragraph 21 shall remain in full effect. IX. 17. All of the exhibits attached hereto are material and integral parts hereof and shall be incorporated by reference as though fully set forth herein. Miscellaneous Provisions 18. This Stipulation may not be amended or modified, nor may any of its provisions be waived, except by a written instrument signed by counsel for all Parties or their successors-in-interest.

- 37 - 19. The headings herein are used for the purpose of convenience only and are not meant to have legal effect. 20. The Parties represent and agree that the terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel. 21. Each Party denies any and all allegations that the Party committed wrongdoing, that the Party has fault or liability, or that the Party caused damage in the Action. The Parties covenant and agree that neither this Stipulation, nor the fact or any terms of the Settlement, or any communications relating thereto, is evidence, or an admission or concession by any Party or their counsel, Class Member, or any other Released Defendant Party or Released Plaintiff Party, of any fault, liability, or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or as to the validity or merit of any of the claims or defenses alleged or asserted in the Action. This Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party, or any damages or injury to any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party. Neither this Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or

- 38 - proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Parties or Released Plaintiff Parties, or of any infirmity of any defense, or of any damage to Plaintiff or any other Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Parties or Released Plaintiff Parties concerning any fact or any purported liability, fault, or wrongdoing of the Released Defendant Parties or Released Plaintiff Parties or any injury or damages to any person or entity; or (b) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties.

- 39 - 22. The consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for an award of attorneys’ fees and Litigation Expenses to Plaintiff’s Counsel and enforcing the terms of this Stipulation. 23. To the extent permitted by law, all agreements made and orders entered during the course of the Action relating to the confidentiality of documents or information, including, without limitation, the Stipulation and Order Governing the Production and Exchange of Confidential Information so-ordered by the Court on May 21, 2014, shall survive this Stipulation. 24. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of any provision of this Stipulation by any other Party. 25. This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties and supersede any prior agreements among the Parties with respect to the subject matter hereof. No representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

- 40 - 26. This Stipulation may be executed in one or more counterparts, including by facsimile and electronic mail or as an original signature by any of the signatories hereto, and as so executed shall constitute one agreement. 27. The Parties and their respective counsel of record agree that they will use their reasonable best efforts to obtain all necessary approvals of the Court required by this Stipulation (including, without limitation, using their reasonable best efforts to resolve any objections raised to the Settlement) and a dismissal with prejudice of the Action. 28. Plaintiff’s Counsel and Defendants’ Counsel agree to cooperate fully with one another and use best efforts in seeking Court Approval of the Scheduling Order, the Stipulation, and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement. 29. Plaintiff and Plaintiff’s Counsel represent and warrant that Plaintiff is a member of the Settlement Class and that none of Plaintiff’s claims or causes of action referred to in this Stipulation have been assigned, encumbered, or otherwise transferred in any manner in whole or in part. 30. Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients.

- 41 - 31. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation. 32. This Stipulation is, and shall be binding upon and shall inure to the benefit of, the Released Defendant Parties and the Released Plaintiff Parties (including the Class Members) and the respective legal representatives, heirs, executors, administrators, transferees, successors, agents, and assigns of all such foregoing persons and entities and upon any corporation, partnership, or other entity into or with which any party may merge, consolidate, or reorganize. 33. Except for attorney notes, attorney work product, attorney-client communications, communications between or among counsel and their experts, pleadings, other court submissions and transcripts of depositions, the Parties agree to destroy or to return all discovery obtained from each other within thirty (30) days after the Effective Date. 34. This Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or Settlement, whether in contract, tort, or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. Any action or

- 42 - proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of the Stipulation or Settlement, shall (i) be brought, heard, and determined exclusively in the Court, which shall retain jurisdiction over the Parties and all such disputes (provided that, in the event that subject matter jurisdiction is unavailable in the Court, then any such action or proceeding shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware) and (ii) not be litigated or otherwise pursued in any forum or venue other than the Court (or, if subject matter jurisdiction is unavailable in the Court, then in any forum or venue other than any other state or federal court sitting in Wilmington, Delaware); provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties. Each party hereto (1) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (2) consents to service of process by registered mail upon such party and/or such party’s agent; (3) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum; and (4) EXPRESSLY

WAIVES ANY RIGHT TO DEMAND A JURY TRIAL AS TO ANY DISPUTE DESCRIBED IN THIS PARAGRAPH.

PRICKETT, JONES & ELLIOTT, P.A.

By: */s/ Paul A. Fioravanti, Jr.*
Michael Hanrahan (#941)
Paul A. Fioravanti, Jr. (#3808)
Kevin H. Davenport (#5327)
1310 North King Street
Wilmington, Delaware 19801
(302) 888-6500

Attorneys for Plaintiff Edward Montgomery

OF COUNSEL:

KESSLER TOPAZ MELTZER & CHECK, LLP
Eric L. Zagar
Matthew A. Goldstein
280 King of Prussia Road
Radnor, Pennsylvania 19087
(610) 667-7706

BRODSKY & SMITH, LLC
Jason Brodsky
Evan J. Smith
Jordan A. Schatz
Two Bala Plaza, Suite 602
Bala Cynwyd, Pennsylvania 19004
(610) 667-6200

POTTER ANDERSON & CORROON LLP

By: */s/ Timothy R. Dudderar*
Donald J. Wolfe, Jr. (#285)
Timothy R. Dudderar (#3890)
Christopher N. Kelly (#5717)
Hercules Plaza – 6th Floor
1313 N. Market Street
P.O. Box 951
Wilmington, Delaware 19899
(302) 984-6000

Attorneys for Defendants Hank Halter, Gary Scott, Meredith Siegfried, and James Welch

- 43 -

- 44 - PROCTOR HEYMAN ENERIO LLP By: Kurt M. Heyman (#3054) /s/ Patricia L. Enerio Patricia L. Enerio (#3728) 300 Delaware Avenue, Suite 200 Wilmington, Delaware 19801 (302) 472-7300 Attorneys for Nominal Defendant Erickson Incorporated and Defendant EAC Acquisition Corporation

- 45 - OF COUNSEL: ROPES & GRAY LLP Robert G. Jones Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000 and ROPES & GRAY LLP Martin J. Crisp 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000 ABRAMS & BAYLISS LLP By: A. Thompson Bayliss (#4379) /s/ A. Thompson Bayliss Sarah E. Hickie (#5833) 20 Montchanin Road, Suite 200 Wilmington, Delaware 19807 (302) 778-1000 Attorneys for Defendants Quinn Morgan, Kenneth Lau, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, Centre Lane Partners, LLC, and 10th Lane Finance Co., LLC MORRIS, NICHOLS, ARSHT & TUNNELL LLP By: William M. Lafferty (#2755) /s/ Kevin M. Coen Kevin M. Coen (#4775) 1201 North Market Street, 18th Floor P.O. Box 1347 Wilmington, Delaware 19899 (302) 658-9200 Attorneys for Defendant Udo Rieder

EXHIBIT A

EXHIBIT A IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE EDWARD MONTGOMERY, On Behalf of Himself and All Others Similarly Situated and Derivatively on Behalf of Nominal Defendant ERICKSON INCORPORATED, Plaintiff, v. ERICKSON INCORPORATED, f/k/a ERICKSON AIR-CRANE, INC., QUINN MORGAN, KENNETH LAU, UDO RIEDER, HANK HALTER, GARY R. SCOTT, MEREDITH R. SIEGFRIED, JAMES L. WELCH, ZM PRIVATE EQUITY FUND I, L.P., ZM PRIVATE EQUITY FUND II, L.P., ZM EAC LLC, EAC ACQUISITION CORPORATION, CENTRE LANE PARTNERS, LLC and 10th LANE FINANCE CO., LLC, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) C.A. No. 8784-VCL ORDER AND FINAL JUDGMENT On this _____ day of _____________, 2016, a hearing having been held before this Court to determine whether the terms and conditions of the Stipulation and Agreement of Compromise, Settlement, and Release dated June 13, 2016 (the “Stipulation”),1 which is incorporated herein by reference, and the terms and 1 Capitalized terms (other than proper nouns) that are not defined herein shall have the meanings set forth in the Stipulation. EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

2 conditions of the settlement proposed in the Stipulation (the “Settlement”), are fair, reasonable, and adequate for the settlement of all Released Claims (defined below) that were or could have been asserted in the above-captioned stockholder class and derivative action (the “Action”); and whether an order and final judgment should be entered in the Action; and the Court having considered all matters submitted to it at the hearing and otherwise and for the reasons stated herein. NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT: 1. The mailing of the Notice of Pendency and Proposed Settlement of Class and Derivative Action (the “Notice”) pursuant to and in the manner prescribed in the Scheduling Order entered on ________________, 2016 (the “Scheduling Order”), which was done by first class mail on _______________, 2016, is hereby determined to be the best notice practicable under the circumstances and in full compliance with Rules 23 and 23.1 of the Rules of the Court of Chancery, the requirements of due process, and applicable law. It is further determined that all members of the Class (defined below) are bound by this Order and Final Judgment (the “Judgment”). 2. The Court confirms that the Action is a proper class action pursuant to Rules 23(a), 23(b)(1), and 23(b)(2) of the Rules of the Court of Chancery and confirms its prior certification of a Class as consisting of:

3 All stockholders of Erickson on March 18, 2013, and their successors- in-interest, transferees, and assignees, excluding Defendants and their associates, affiliates, legal representatives, heirs, successors-in- interest, transferees and assignees. 3. Specifically, the Court finds that (a) the Class is so numerous that joinder of all members is impracticable; (b) there are common issues of fact and law sufficient to satisfy Rule 23(a)(2), including whether the Settling Defendants2 breached their fiduciary duties to Class Members, and whether Plaintiff and the Class Members were injured as a consequence of the Settling Defendants’ actions; (c) the claims of the representative Plaintiff are typical of the claims of absent Class Members in that they all arise from the same allegedly wrongful course of conduct and are based on the same legal theories, satisfying Rule 23(a)(3). The representative Plaintiff and Plaintiff’s Counsel are adequate representatives of the Class, satisfying Rule 23(a)(4). The prosecution of separate actions by individual Class Members would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for the Settling Defendants, and, as a practical matter, the disposition of the Action will influence the disposition of any pending or future identical cases brought by other Class Members, satisfying Rule 23(b)(1); and there were allegations that Defendants acted or refused to act on grounds generally applicable to the Class, satisfying Rule 23(b)(2). 2 “Settling Defendants” means all of the named defendants except for nominal defendant Erickson Incorporated.

4 4. Plaintiff Edward Montgomery is confirmed as Class Representative, as previously ordered by this Court on October 5, 2015. 5. The Settlement of the Action as provided for in the Stipulation is approved as fair, reasonable, and adequate, and in the best interests of Plaintiff, the Class and the Company. 6. The Parties to the Stipulation are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Register in Chancery is directed to enter and docket this Judgment. 7. “Claims” mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, fines, sanctions, fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, for damages, injunctive relief, or any other remedies, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, which now exist, or previously existed, including Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable, or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory,

5 regulatory, common or other law or rule (including, without limitation, any claims under federal or state securities law, federal or state antitrust law, or under state disclosure law, all claims within the exclusive jurisdiction of the federal courts, or any claims that could be asserted derivatively on behalf of the Company). 8. “Released Claims” means collectively each and all of the Released Defendant Claims and each and all of the Released Plaintiff Claims. 9. “Released Defendant Claims” means any Claims that have been or could have been asserted in the Action or in any court, tribunal, forum, or proceeding by Defendants or any of them or their respective successors and assigns against any of the Released Plaintiff Parties, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Action; provided, however, that the Released Defendant Claims shall not include claims to enforce the Stipulation. 10. “Released Plaintiff Claims” means any and all Claims that are based upon, arise out of, relate in any way to, or involve (in whole or in part) any of the facts alleged in the Action, including Claims that were asserted in the Second Amended Complaint, including any and all Claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly: (A) the Evergreen Transaction, including its negotiation, consummation, or any payments made pursuant thereto, (B) public disclosures concerning the Evergreen Transaction, (C)

6 sales of Erickson stock by entities affiliated with the ZM Defendants, and (D) any fee paid to any Defendant (or any affiliate of any Defendant) in connection with the Evergreen Transaction. Released Plaintiff Claims shall not, however, include any claims to enforce the Settlement, this Judgment, or the Stipulation, including, without limitation, the Releases. 11. “Released Parties” means collectively each and all of the Released Defendant Parties and each and all of the Released Plaintiff Parties. 12. “Released Defendant Parties” means (i) Erickson; (ii) any and all of the Settling Defendants; (iii) Defendants’ respective past or present Immediate Family members, affiliates, managers, members, partners, partnerships, investment funds, subsidiaries, parents, predecessors, successors, officers, directors, employees, financial or investment advisors, and insurers; (iv) any person, firm, trust, investment fund, corporation, officer, director or other individual or entity in which any Defendant or their respective past or present Immediate Family members, affiliates, partnerships, investment funds, predecessors, successors, predecessors-in-interest, successors-in-interest, officers, directors, or employees has a financial interest; and (v) the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-in- interest, and assigns of any of the foregoing.

7 13. “Released Plaintiff Parties” means Plaintiff, all other Class Members, and their respective counsel (including Plaintiff’s Counsel). 14. “Releases” means the releases and liability protections set forth in Paragraphs 17 and 18 of this Order and Final Judgment. 15. “Unknown Claims” means any and all Released Plaintiff Claims which Plaintiff or any other Class Member or Erickson does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiff Claims against the Released Defendant Parties, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement, and any and all Released Defendant Claims which any Settling Defendant or any other Released Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendant Claims against the Released Plaintiff Parties, which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiff and the Settling Defendants shall expressly waive, and each of the Class Members and Erickson shall be deemed to have, and by operation of this Judgment shall have expressly, waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common

8 law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Plaintiff and the Settling Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiff Claims and the Released Defendant Claims, but that it is the intention of Plaintiff and the Settling Defendants, and by operation of law the other Class Members, to completely, fully, finally, and forever extinguish any and all Released Plaintiff Claims and Released Defendant Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Settling Defendants acknowledge, and the other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiff Claims and Released Defendant Claims was separately bargained for and was a key element of the Settlement. 16. The Action is hereby dismissed with prejudice, on the merits, and without costs (except as provided in the Stipulation).

9 17. Upon the Effective Date, Erickson, Plaintiff, and all Class Members, on behalf of Erickson and themselves, their legal representatives, heirs, executors, administrators, estates, predecessors, successors, predecessors-in-interest, successors-in-interest, and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall hereby be deemed to have fully, finally, and forever, released, settled, and discharged the Released Defendant Parties from and with respect to every one of the Released Plaintiff Claims, and shall hereby be forever barred and enjoined from commencing, instituting, or prosecuting any Released Plaintiff Claims against any of the Released Defendant Parties. 18. Upon the Effective Date, the Settling Defendants and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, shall hereby be deemed to have fully, finally, and forever, released, settled, and discharged the Released Plaintiff Parties from and with respect to every one of the Released Defendant Claims, and shall hereby be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendant Claims against any of the Released Plaintiff Parties. 19. Neither the Stipulation, nor the fact or any terms of the Settlement, or any communications relating thereto, shall be deemed evidence, or an admission or concession by any Party or their counsel, Class Member, or any other Released

10 Defendant Party or Released Plaintiff Party, of any fault, liability, or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or as to the validity or merit of any of the claims or defenses alleged or asserted in the Action. The Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party, or any damages or injury to any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party. Neither the Stipulation, nor any of the terms and provisions of this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Parties or Released Plaintiff Parties, or of any infirmity of any defense, or of any damage to Plaintiff or any other Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Parties or Released Plaintiff Parties concerning any fact or any purported liability, fault, or wrongdoing of the

11 Released Defendant Parties or Released Plaintiff Parties or any injury or damages to any person or entity; or (b) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties. 20. Plaintiff’s Counsel are hereby awarded attorneys’ fees and expenses in the sum of $________________ in connection with the Action, which sum the Court finds to be fair and reasonable. Such sum shall be paid pursuant to the provisions of the Stipulation. Neither Plaintiff nor Plaintiff’s Counsel nor counsel representing any Class Member shall make any further or additional application for fees or expenses to this or any other court in connection with any litigation concerning the Evergreen Transaction. No Defendant shall bear responsibility for paying the Fee and Expense Award. The Settling Defendants and Released Defendant Parties shall bear no other expenses, costs, damages, or fees alleged or incurred by Plaintiff, Erickson, or by any Class Member, or by any of their attorneys, experts, advisors, agents, or representatives, and the Settling Defendants

12 and Released Defendant Parties shall have no responsibility for, and no liability with respect to, the fee and/or expense allocation among Plaintiff’s Counsel and/or any other person who may assert any claim thereto. Notwithstanding anything to the contrary herein, Plaintiff’s Counsel may petition the Court for reimbursement of any further administration expenses and attorneys’ fees and expenses incurred in connection with administration of the Settlement. 21. If the Effective Date does not occur, this Judgment shall be rendered null and void and shall be vacated and all of the Parties shall be deemed to have reverted to their respective litigation status immediately prior to January 14, 2016, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice and all funds paid into the Settlement Fund (other than administrative fees and expenses already expended, including Notice and Administration Costs) shall revert back to the contributor(s) of such funds; provided, however, that Paragraph 21 of the Stipulation shall remain in full effect. 22. The binding effect of this Judgment and the obligations of Plaintiff and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Judgment that relates solely to the issue of Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses.

13 23. All members of the Class, as defined in Paragraph 2 herein, shall be and are deemed bound by the Stipulation and this Judgment. 24. All Class Members who fail to submit valid and timely Proofs of Claim pursuant to the Settlement Administration procedures outlined in the Stipulation shall be barred from participating in the distribution of the Class Fund but otherwise are bound by all of the terms of the Stipulation, including the terms of this Judgement and the releases given to Defendants and the other Released Parties. 25. No person shall have any claim against Plaintiff, Plaintiff’s Counsel, the Settlement Administrator, or any other agent designated by Plaintiff’s Counsel, which arises from or relates to distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or further orders of the Court. Plaintiff, Defendants, and all other Released Parties shall have no responsibility or liability whatsoever for the investment or distribution of the Settlement Fund, the Class Fund, the Plan of Allocation, the determination, administration, calculation, or payment of any claim or nonperformance of the Settlement Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith, except as otherwise provided in the Stipulation. 26. Without further order of this Court, the Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of the Stipulation.

14 27. Without affecting the finality of this Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement. Dated: ___________ , 2016 The Honorable J. Travis Laster

EXHIBIT B

EXHIBIT B Erickson – Proposed Charter Amendment To be added as new Article 4D4-5* : 4. Prior to the Trigger Date, the Corporation shall not enter into a transaction that results in the Stockholders immediately preceding such transaction holding less than 50.1 percent (50.1%) of the equity interests of the Corporation or the surviving or resulting entity of such transaction immediately after the consummation of such transaction (a “Change of Control Transaction”) unless (a) the principal terms of such Change of Control Transaction are approved by a committee of the Board of Directors that is composed of directors determined in good faith by the Board of Directors to be independent and disinterested under NASDAQ standards with respect to such Change of Control Transaction and is empowered to the fullest extent permitted by Delaware law to exercise the full power of the Board of Directors in connection with the negotiation and approval or rejection of such Change of Control Transaction, and (b) all the holders of shares of Common Stock then outstanding are offered or paid for shares of Common Stock disposed of in such Change of Control Transaction the same amount and form of securities, cash, rights, or other consideration per share of Common Stock in such Change of Control Transaction. 5. Prior to the Trigger Date, the Corporation shall not enter into (a) any transaction or series of transactions with any of the Controlling Stockholders or any Affiliate of any of those Controlling Stockholders with an aggregate dollar value greater than $2 million, or (b) any transaction or series of transactions (unless such transaction occurs in the ordinary course of the Corporation’s business) with any entity in which the Controlling Stockholders (or any Affiliate thereof) hold an ownership interest in excess of 25.1 percent (25.1%) of that entity’s equity or debt, which transaction has an aggregate dollar value greater than $2 million (in either case, a EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

“Qualifying Related Party Transaction”) unless the principal terms of such Qualifying Related Party Transaction were approved by a committee of the Board of Directors that is composed of directors determined in good faith by the Board of Directors to be independent and disinterested under NASDAQ standards with respect to such Qualifying Related Party Transaction, and is empowered to the fullest extent permitted by Delaware law to exercise the full power of the Board of Directors in connection with the negotiation and approval or rejection of such Qualifying Related Party Transaction. *Note: All capitalized terms not otherwise defined in the above paragraphs shall have the meaning ascribed to them in the current Erickson certificate of incorporation.

EXHIBIT C

EXHIBIT C IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE EDWARD MONTGOMERY, On Behalf of Himself and All Others Similarly Situated and Derivatively on Behalf of Nominal Defendant ERICKSON INCORPORATED, Plaintiff, v. ERICKSON INCORPORATED, f/k/a ERICKSON AIR-CRANE, INC., QUINN MORGAN, KENNETH LAU, UDO RIEDER, HANK HALTER, GARY R. SCOTT, MEREDITH R. SIEGFRIED, JAMES L. WELCH, ZM PRIVATE EQUITY FUND I, L.P., ZM PRIVATE EQUITY FUND II, L.P., ZM EAC LLC, EAC ACQUISITION CORPORATION, CENTRE LANE PARTNERS, LLC and 10th LANE FINANCE CO., LLC, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) C.A. No. 8784-VCL SCHEDULING ORDER WHEREAS, the parties have made application, pursuant to Court of Chancery Rules 23(e) and 23.1(c), for an Order approving the proposed settlement of the above-captioned stockholder class and derivative action (the “Action”) in accordance with a Stipulation and Agreement of Compromise, Settlement, and Release entered into by the parties on June 13, 2016 (the “Stipulation”), and for a dismissal of the Action on the merits with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”); EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

2 WHEREAS, the Court has read and considered the Stipulation and the accompanying documents; and WHEREAS, all parties have consented to the entry of this Order. NOW, THEREFORE, IT IS HEREBY ORDERED this June __, 2016 that: 1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order. 2. The Action has been certified as a non-opt-out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of all stockholders of Erickson Incorporated (“Erickson” or the “Company”) on March 18, 2013, and their successors-in-interest, transferees, and assignees, excluding Defendants and their associates, affiliates, legal representatives, heirs, successors-in-interest, transferees, and assignees. 3. A hearing (the “Settlement Hearing”) shall be held on __________________, 2016 at ___.m., in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, to: (a) Determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class and the Company;

3 (b) Determine whether the Judgment should be entered pursuant to the Stipulation; (c) Consider Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (d) Rule on such other matters as the Court may deem appropriate. 4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, and retains jurisdiction over this Action to consider all further applications arising out of or connected with the proposed Settlement. 5. The Court reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to the Class, and retains jurisdiction over this Action to consider all further applications arising out of or connected with the proposed Settlement. 6. The Court approves, in form and content, the Notice of Pendency and Proposed Settlement of Class and Derivative Action (the “Notice”) attached as Exhibit F to the Stipulation and finds that the mailing and distribution of the

4 Notice substantially in the manner and form set forth in this Order meets the requirements of Court of Chancery Rules 23 and 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons entitled thereto. (a) At least sixty (60) days before the Settlement Hearing, Plaintiff’s Counsel shall cause a copy of the Notice to be mailed by first-class mail to all record holders of Erickson common stock on March 18, 2013 through and including June 13, 2016 at their last-known addresses appearing in the stock transfer records maintained by or on behalf of the Company. Each Notice mailed shall enclose a Claim Form substantially in the form attached as Exhibit E to the Stipulation, and the Settlement Administrator shall make copies of the Claim Form available for downloading from its website. (b) All record holders who were not also the beneficial owners of the shares of the Company’s common stock held by them of record shall be requested to forward the Notice to the beneficial owners of those shares. The Settlement Administrator shall use reasonable efforts to give notice to such beneficial owners by (i) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (ii) mailing additional copies of the Notice

5 to beneficial owners as reasonably requested by record holders who provide names and addresses for such beneficial holders. (c) At least ten (10) business days before the Settlement Hearing provided for in Paragraph 3 of this Order, Plaintiff’s Counsel shall file proof, by affidavit, of such mailings. 7. In order to be entitled to participate in the Settlement, each Class Member must submit a properly executed Proof of Claim to the Settlement Administrator, at the Post Office Box indicated in the Notice, no later than 120 days after the date of mailing of the Notice. 8. Any member of the Class who objects to the class action determination, the Settlement, the Judgment to be entered in the Action, and/or Plaintiff’s Counsel’s application for fees and expenses, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no member of the Class may be heard and no briefs, pleadings, or other documents submitted by or on behalf of any member of the Class shall be considered by the Court, except by Order of the Court for good cause shown, unless, not later than ten (10) business days prior to the Settlement Hearing, copies of (a) a written notice of intention to appear, identifying the name, address, and telephone number of the objector and, if represented, their counsel;

6 (b) proof of membership in the Class or current ownership of Erickson stock; (c) a written statement of such person’s objections to any matter before the Court; (d) the grounds for such objections and the reasons for such person’s desiring to appear and be heard; and (e) all documents and writings such person desires the Court to consider, shall be filed with the Court of Chancery and, on or before such filing, served electronically via File and ServeXpress e-service, by hand, or by overnight mail upon the following counsel: Paul A. Fioravanti, Jr., Esq. PRICKETT, JONES & ELLIOTT, P.A 1310 North King Street Wilmington, Delaware 19801 Kevin M. Coen, Esq. MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 North Market Street, 18th Floor P.O. Box 1347 Wilmington, Delaware 19899 A. Thompson Bayliss, Esq. ABRAMS & BAYLISS LLP 20 Montchanin Road, Suite 200 Wilmington, Delaware 19807 Patricia L. Enerio, Esq. PROCTOR HEYMAN ENERIO LLP 300 Delaware Avenue, Suite 200 Wilmington, Delaware 19801 9. Unless the Court otherwise directs, no member of the Class shall be entitled to object to the Settlement, or to the Judgment to be entered herein, or to the award of attorneys’ fees and expenses to Plaintiff’s Counsel, or otherwise to be heard, except by serving and filing written objections as prescribed in the foregoing Paragraph. Any person who fails to object in the manner provided above shall be deemed to have waived the right to object (including any right of

7 appeal) and shall be forever barred from raising such objection in this Action or in any other action or proceeding. 10. Plaintiff shall file and serve his opening brief in support of the Settlement and his application for attorneys’ fees and expenses no later than twenty (20) business days prior to the Settlement Hearing. Any objections to the application for attorneys’ fees and expenses shall be filed and served no later than ten (10) business days prior to the Settlement Hearing. Plaintiff shall file and serve any reply brief in support of the Settlement and his application for attorneys’ fees and expenses no later than five (5) business days prior to the Settlement Hearing. If any objections to the Settlement are received or filed, Plaintiff and/or Defendants may file and serve a response to those objections no later than five (5) business days prior to the Settlement Hearing. 11. If the Court approves the Settlement provided for in the Stipulation following the Settlement Hearing, judgment shall be entered substantially in the form attached as Exhibit A to the Stipulation. 12. In the event that: (a) the Court declines, in any material respect, to enter the Judgment provided for in the Stipulation and any one of the parties hereto fails to consent to the entry of another form of order in lieu thereof; (b) the Court disapproves the Settlement proposed in the Stipulation, including any amendments thereto agreed upon by all of the parties; or (c) the Court approves

8 the Settlement proposed in the Stipulation or any amendment thereto approved by all of the parties, but such approval is reversed or modified on appeal and such reversal or modification becomes final by a lapse of time or otherwise; then, in any of such events, the Stipulation, the Settlement proposed in the Stipulation (including any amendments thereof), any actions taken or to be taken with respect to the Settlement proposed in the Stipulation, and the Judgment to be entered shall be of no further force or effect, shall be null and void, and shall be without prejudice to any of the parties hereto, unless counsel for each of the Parties, within ten (10) business days from receipt of such ruling or event, agrees in writing with counsel for the other Parties to proceed with the Settlement, including only with such modifications, if any, as to which the other Parties in their sole judgment and discretion may agree. If the Effective Date does not occur or if the Settlement does not become final for any reason, the Parties shall be restored in all respects to their respective litigation positions immediately prior to January 14, 2016, except for the obligation to pay Notice and Administration Costs from the Settlement Fund pursuant to the Stipulation. For purposes of this provision, a disallowance, modification, or reversal of the fees and/or expenses sought by Plaintiff’s Counsel shall not be deemed a disapproval, modification, or reversal of the Settlement or the Judgment.

9 13. Neither the Stipulation, nor the fact or any terms of the Settlement, nor any communications relating thereto, is, or shall be construed as, evidence, or an admission or concession by any Party, Class Member, or any other Released Defendant Party or Released Plaintiff Party, of any fault, liability, or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or as to the validity or merit of any of the claims or defenses alleged or asserted in the Action. The Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party, or any damages or injury to any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party. Neither the Stipulation, nor any of the terms and provisions of the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Parties or Released Plaintiff Parties, or of any infirmity

10 of any defense, or of any damage to Plaintiff or any other Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Parties or Released Plaintiff Parties concerning any fact or any purported liability, fault, or wrongdoing of the Released Defendant Parties or Released Plaintiff Parties or any injury or damages to any person or entity; or (b) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties. 14. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. 15. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Class Members. The Honorable J. Travis Laster

EXHIBIT D

EXHIBIT D 1 ERICKSON PROPOSED PLAN OF ALLOCATION Only Authorized Claimants shall qualify to share in the distribution of the Class Fund.1 “Authorized Claimant” means a Class Member who held Erickson common stock on May 1, 2013 (an “Authorized Share”) and submits a timely, valid, and properly executed Proof of Claim to the Settlement Administrator, in accordance with the requirements established by the Court, which claim is approved for payment, in whole or in part, from the Class Fund. The Class Fund shall be distributed as follows: 1. 10% of the Class Fund shall be distributed pro rata to all Authorized Claimants based on the number of Authorized Shares held on May 1, 2013, regardless of whether the Authorized Share had a Recognized Loss (defined below); 2. 90% of the Class Fund shall be allocated to Authorized Claimants based on the Recognized Loss for their Authorized Shares. Recognized Losses are calculated as follows: (A) The Recognized Loss for Authorized Shares held by Authorized Claimants on May 1, 2013 and retained through the 1 “Class Fund” means the amount of the Settlement Fund allocable to the Class after payment of an award of attorneys’ fees and expenses, settlement administration expenses, including taxes and tax expenses, and then allocation of 20% of the remainder of the Settlement Fund to the Company. EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

2 date the Stipulation of Settlement is executed (the “SOS Date”) shall be the difference between $19.032 (B) The Recognized Loss for Authorized Shares held by Authorized Claimants on May 1, 2013 and sold before the SOS Date shall be the difference between $19.03 per share and the selling price per share. An Authorized Claimant will be eligible to receive a distribution from the Class Fund only if an Authorized Claimant has a net loss. All gains and losses as calculated above will be combined and thereafter netted against each other. If the result is a gain, the Recognized Loss shall be zero. per share and the average closing price of Erickson common stock on the SOS Date and the four preceding trading days. (C) If the 90% of the Class Fund allocated for Recognized Losses is sufficient to pay the full amount of each Authorized Claimant’s Recognized Loss, then all such Recognized Losses shall be paid in full. 2 This represents the closing price of Erickson common stock on May 1, 2013, the date the Evergreen Acquisition was consummated.

3 (D) If the 90% of the Class Fund allocated for Recognized Losses is insufficient to pay the full amount of each Authorized Claimant’s Recognized Loss, then each Authorized Claimant shall be paid a pro rata percentage of their Recognized Loss based on the following formula: Individual Recognized Loss = Pro Rata Percentage of Recognized Loss Total Recognized Loss 3. If any of the Class Fund remains after allocating for all Recognized Losses, then, to the extent reasonably feasible, the remainder of the Class Fund shall be distributed pro rata to all Authorized Claimants based on the number of Authorized Shares held, regardless of whether any Authorized Share had a Recognized Loss. The sum of Nos. 1, 2 and 3 above shall be calculated for each Authorized Claimant for all of their Authorized Shares and shall be paid in one check (the “Distribution”). If the Distribution to any individual Authorized Claimant is less than $2.50, then the Distribution will not be paid. If there are any funds remaining in the Class Fund after payment of the Distribution to all Authorized Claimants, then Plaintiff’s Counsel may petition the Court for reimbursement of any further administration expenses and attorneys’ fees and expenses incurred in connection

4 with the administration of the Settlement. There will be no second distribution to Authorized Claimants. If any funds remain in the Class Fund after the Distribution and reimbursement of administrative expenses and attorneys’ fees and expenses, they shall escheat to the State of Delaware.

EXHIBIT E EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE Edward Montgomery v. Erickson, Inc., et al. C.A. No. 8784-VCL PROOF OF CLAIM I. GENERAL INSTRUCTIONS: A. To recover as a member of the Class (as defined in the Notice of Pendency and Proposed Settlement of Class and Derivative Action (the “Notice”)) based on your claim in the settlement of the class and derivative action entitled Edward Montgomery v. Erickson, Inc., et al., C.A. No. 8784-VCL (Del. Ch.) (the “Action”), you must complete this Proof of Claim Form (“Claim Form”). If you fail to submit a Claim Form by the deadline listed below, your claim may be rejected and you may be precluded from any recovery from the Net Settlement Fund created in connection with the proposed settlement of the Action (“Settlement”), as set forth in the Stipulation and Agreement of Compromise, Settlement, and Release (“Stipulation”) dated June 13, 2016 (the “SOS Date”). If you have questions regarding this Claim Form, you may contact the Claims Administrator toll-free at 1-800-222-2760. B. Submission of this Claim Form, however, does not ensure that you will share in the proceeds of the Net Settlement Fund created in this Action. C. YOU MUST COMPLETE AND SUBMIT YOUR SIGNED CLAIM FORM VIA FIRST CLASS MAIL POSTMARKED ON OR BEFORE ________________, 2016, ADDRESSED TO THE CLAIMS ADMINISTRATOR AS FOLLOWS: Erickson, Inc. Settlement c/o Claims Administrator P.O. Box 1327 Blue Bell, PA 19422 If you are NOT a member of the Class, then DO NOT submit a Claim Form. D. If you are a member of the Class and the Settlement is approved you will be bound by the terms of the judgment entered in the Action, WHETHER OR NOT YOU SUBMIT A CLAIM FORM. II. INSTRUCTIONS FOR CLAIMANT IDENTIFICATION SCHEDULE: If you held Erickson Incorporated (formerly known as Erickson Air-Crane, Inc.) (“Erickson”) common stock certificate(s) in your name, you are the beneficial owner as well as the record holder. If, however, you held Erickson common stock and the certificate(s) were registered in the name of a third party, such as a nominee or brokerage firm, you are the beneficial owner and the third party is the record holder. Use Part I of this form entitled “Claimant Identification” to identify each holder of record (“nominee”), if different from the beneficial owner of the Erickson common stock that forms the basis of this claim. THIS CLAIM MUST BE FILED BY THE ACTUAL BENEFICIAL OWNER(S) OR THE LEGAL REPRESENTATIVE OF SUCH OWNERS(S) OF THE ERICKSON COMMON STOCK UPON WHICH THIS CLAIM IS BASED. All joint owners must sign this claim. Executors, administrators, guardians, conservators, and trustees must complete and sign this claim on behalf of persons represented by them and their authority must accompany this claim and their titles or capacities must be stated. The Social Security (or taxpayer identification) number and telephone number of the beneficial owner may be used in verifying the claim. Failure to provide the foregoing information could delay verification of your claim or result in rejection of the claim. III. INSTRUCTIONS FOR COMPLETING CLAIM FORM: Use Part II of this form entitled “Schedule of Transactions in Erickson Common Stock” to supply all required details of your transaction(s) in Erickson common stock. If you need more space or additional schedules, attach separate sheets giving all of the required information in substantially the same form. Sign and print or type your name on each additional sheet.

On the schedules, provide all of the requested information with respect to all of your sales of Erickson common stock which took place during the period May 1, 2013 through and including the SOS Date, whether such transactions resulted in a profit or a loss. You must also provide all of the requested information with respect to all of the Erickson common stock you held at the close of trading on May 1, 2013 and the SOS Date. Failure to report all such holdings and transactions may result in the rejection of your claim. List each transaction separately and in chronological order, by trade date, beginning with the earliest. You must accurately provide the month, day, and year of each transaction you list. Copies of broker confirmations or other documentation of your transactions in Erickson common stock should be attached to your claim. Failure to provide this documentation could delay verification of your claim or result in rejection of your claim. NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic files. All claimants MUST submit a manually signed paper Claim Form whether or not they also submit electronic copies. If you wish to file your claim electronically, you must contact the Claims Administrator at 1-800-222-2760 or visit their website at www.claimsinformation.com/erickson.aspx to obtain the required file layout. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues to the claimant a written acknowledgment of receipt and acceptance of electronically submitted data. PART I: CLAIMANT IDENTIFICATION Name(s) of Beneficial Owner(s): _______________________________________________________________ Street No. and Street ______________________________________________________________________ ______________________________________________________________________ City, State, Zip Code ________________________________________________________________ Foreign Province ___________________________ Foreign Country_________________________ Account Number_____________________________________ Type of Account: _____ Individual _____ Joint _____ IRA _____ Corporation _____ Other Social Security Number: ___ ___ ___ - ___ ___ - ___ ___ ___ ___ (for individuals) OR Taxpayer Identification Number: ___ ___ - ___ ___ ___ ___ ___ ___ ___ (for estates, trusts, corporations, etc) Email Address: ______________________________________________________________________ Telephone Number: _____-____-______(work) _____-_____-______(home) Record Holder’s Name (if different from Beneficial Owner listed above): ______________________________________________________________________________

PART II: SCHEDULE OF TRANSACTIONS IN ERICKSON COMMON STOCK

A. Number of shares of ERICKSON common stock **held at the close of trading on May 1, 2013**: __________

B. Sales between **May 2, 2013 and SOS Date, inclusive,** of ERICKSON common stock that were held on May 1, 2013:

Trade Date Month/Day/Year	Number of Shares Sold	Total Sales Price (Exclusive of Commissions, Taxes and Fees)	Proof of Sales Attached
1.____________	_________	_______________.00	Y N
2.____________	_________	_______________.00	Y N
3.____________	_________	_______________.00	Y N
4. ____________	_________	_______________.00	Y N
5. ____________	_________	_______________.00	Y N

C. Number of shares of ERICKSON common stock held on May 1, 2013 and still **held at the close of trading on the SOS Date**: _________

PART III: SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

I (We) submit this Claim Form under the terms of the Stipulation of Settlement described in the Notice. I (We) also submit to the jurisdiction of the Court of Chancery of the State of Delaware, with respect to my (our) claim as a Class Member.

I (We) have not submitted any other Claim Form covering the same holdings or sales of Erickson common stock between May 2, 2013 and the SOS Date and know of no other person having done so on my (our) behalf.

I (We) hereby warrant and represent that I (we) have included the information requested about all of my (our) transactions in Erickson common stock which are the subject of this Claim Form, which occurred between May 2, 2013 and the SOS Date as well as the opening and closing positions in such securities held by me (us) on the dates requested in this Claim Form.

I (We) certify that I am (we are) not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code. If you have been notified by the Internal Revenue Service that you are subject to backup withholding, please strike out the previous sentence.

I declare under penalty of perjury under the laws of the United States of America that all of the foregoing information supplied on this Claim Form by the undersigned is true and correct.
Executed this _______________ day of _________________________in __________________________

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(Sign your name here)

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(Joint Owner/Holder -Sign your name here)

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(Type or print your name here)

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(Joint Owner/Holder -Type or print your name here)

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(Capacity of person(s) signing, e.g., Beneficial Owner, Acquirer, Executor or Administrator) Reminder Checklist: ACCURATE CLAIMS PROCESSING TAKES A SIGNIFICANT AMOUNT OF TIME. THANK YOU FOR YOUR PATIENCE. 1. Please sign the above declaration. 2. Remember to attach supporting documentation. 3. Do not send original stock certificates. 4. Keep a copy of your claim form for your records. 5. If you desire an acknowledgment of receipt of your claim form, please send it Certified Mail, Return Receipt Requested. 6. If you move, please send us your new address. 7. Reminder, the deadline to submit a claim form is _____________, 2016.

EXHIBIT F

EXHIBIT F IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE EDWARD MONTGOMERY, On Behalf of Himself and All Others Similarly Situated and Derivatively on Behalf of Nominal Defendant ERICKSON INCORPORATED, Plaintiff, v. ERICKSON INCORPORATED, f/k/a ERICKSON AIR-CRANE, INC., QUINN MORGAN, KENNETH LAU, UDO RIEDER, HANK HALTER, GARY R. SCOTT, MEREDITH R. SIEGFRIED, JAMES L. WELCH, ZM PRIVATE EQUITY FUND I, L.P., ZM PRIVATE EQUITY FUND II, L.P., ZM EAC LLC, EAC ACQUISITION CORPORATION, CENTRE LANE PARTNERS, LLC and 10th LANE FINANCE CO., LLC, Defendants. ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) C.A. No. 8784-VCL NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION TO: ALL STOCKHOLDERS OF RECORD AND BENEFICIAL OWNERS OF ERICKSON INCORPORATED COMMON STOCK ON MARCH 18, 2013 THROUGH AND INCLUDING JUNE 13, 2016 AND THEIR RESPECTIVE SUCCESSORS-IN-INTEREST, TRANSFEREES, AND ASSIGNEES, BUT EXCLUDING DEFENDANTS AND THEIR ASSOCIATES, AFFILIATES, LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS-IN-INTEREST, TRANSFEREES, AND ASSIGNEES. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS EFiled: Jun 13 2016 04:25PM EDT Transaction ID 59135924 Case No. 8784-VCL

2 IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE “RELEASED CLAIMS” (AS DEFINED BELOW).1 IF YOU ARE A NOMINEE WHO HELD ERICKSON INCORPORATED STOCK FOR THE BENEFIT OF ANOTHER, READ THE SECTION BELOW ENTITLED “WHAT IF I HELD SHARES ON BEHALF OF SOMEONE ELSE?” You received this Notice because you have been identified as a stockholder of Erickson Incorporated (“Erickson” or the “Company”). The purpose of the Notice is to inform you of the above-captioned class action and derivative lawsuit relating to Erickson (the “Action”), a proposed settlement of the Action, and a hearing to be held by the Court of Chancery of the State of Delaware (the “Delaware Court”). The hearing will be held in the New Castle County Courthouse, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, on ___________, 2016, at __.m. (the “Settlement Hearing”) to (a) confirm that plaintiff Edward Montgomery (“Plaintiff”) may properly serve as class representative with the law firms Prickett, Jones & Elliott, P.A., Kessler, Topaz, Meltzer & Check, LLP, and Brodsky & Smith, LLC as class counsel (together, the “Plaintiff’s Counsel”), and whether Plaintiff and Plaintiff’s Counsel have Why am I receiving this Notice? 1 Capitalized terms defined herein, unless defined contemporaneously with their appearance, are defined in the section entitled “Definitions,” which can be found on pages 26-33 below.

3 adequately represented the interests of the Class in the Action, which is captioned Edward Montgomery v. Erickson Incorporated, f/k/a Erickson Air-Crane, Inc., Quinn Morgan, Kenneth Lau, Udo Rieder, Hank Halter, Gary R. Scott, Meredith R. Siegfried, James L. Welch, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, Centre Lane Partners, LLC, and 10th Lane Finance Co., LLC, Civil Action No. 8784-VCL; (b) determine whether a Stipulation and Agreement of Compromise, Settlement and Release dated June 13, 2016 (the “Stipulation”), and the terms and conditions of the Settlement (defined below) proposed in the Stipulation, are fair, reasonable, and adequate and in the best interests of the Class Members (defined below) and the Company and should be approved by the Delaware Court; (c) determine whether a Judgment (defined below) should be entered dismissing the Action and the Released Claims (defined below) as to the Released Parties (defined below) with prejudice as against Plaintiff, the Company and the Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims; (d) hear and rule on any objections to the Settlement; (e) consider the application of Plaintiff’s Counsel for an award of attorneys’ fees and Litigation Expenses (defined below), and any objections thereto; and (f) rule on such other matters as the Delaware Court may deem appropriate.

4 The “Class” includes all stockholders of Erickson on March 18, 2013, and their successors-in-interest, transferees, and assignees, excluding Defendants (defined below) and their associates, affiliates, legal representatives, heirs, successors-in-interest, transferees, and assignees. What is the Class and who is a Class Member? A member of the Class is referred to herein as a “Class Member.” THE DESCRIPTION OF THE ACTION AND SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE DELAWARE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE DELAWARE COURT OF FINDINGS OF FACT. What is the Action about and what has happened in the Action to date? On March 19, 2013, Erickson announced that it had executed a stock purchase agreement (the “SPA”) for the purchase (the “Evergreen Acquisition”) of Evergreen Helicopters, Inc. (“Evergreen”) from Evergreen International Aviation, Inc. (“Evergreen Parent”). Pursuant to the terms of the SPA, the Company acquired Evergreen from Evergreen Parent for consideration consisting of: (i) $185 million in cash; (ii) a $17.5 million purchase price note; and (iii) 4,008,439 shares of preferred stock valued at $47.5 million based upon an agreed upon value of $11.85 per share.

5 Concurrently with the SPA, Erickson and Evergreen Parent entered into (i) a First Lien Securities Purchase Agreement with holders of $192,833,430.61 (including principal, interest, and agent fees) of first lien debt owed by Evergreen Parent and guaranteed by Evergreen, contemplating the holders of first lien debt’s consent to the Evergreen Acquisition in exchange for the larger portion of proceeds from such sale to be used to satisfy certain first lien debt of Evergreen Parent (the “First Lien Transaction” as effected pursuant to the “First Lien Agreement”), and (ii) a Second Lien Stock Purchase Agreement with certain of the ZM Defendants (as defined below) and other holders of $125 million of second lien debt owed by Evergreen Parent contemplating the holders of second lien debt’s consent to the Evergreen Acquisition in exchange for the satisfaction of certain second lien debt (the “Second Lien Transaction” as effected pursuant to the “Second Lien Agreement”). At the time of the SPA, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P. and ZM EAC LLC (collectively, the “ZM Majority Stockholders”) collectively owned a majority of Erickson’s common stock. On May 1, 2013, Erickson agreed to an amendment of the SPA (the “SPA Amendment”). On May 2, 2013, the Evergreen Acquisition, the First Lien Transaction, and the Second Lien Transaction closed. On that date, Erickson also issued $400

6 million of 8.25% Second Priority Senior Secured notes due 2020 (the “Note Issuance”). Under Section 1(b) of the Second Lien Agreement, certain ZM Defendants and other holders of Evergreen Parent second lien debt purchased shares of preferred stock from holders of Evergreen Parent first lien debt for $11.85 per share, with certain of the ZM Defendants purchasing 250,941 of such shares (the “ZM Preferred Put Purchase”). Between May 16, 2013 and May 30, 2013, the ZM Majority Stockholders sold approximately 250,000 shares of Erickson common stock at prices ranging from $24.50 to $28.895 (the “ZM May 2013 Common Sale,” and collectively with the ZM Preferred Put Purchase, the “ZM Erickson Stock Transactions”). On May 2, 2013, Erickson used the proceeds from the Note Issuance to prepay $26.7 million in unsecured promissory notes Erickson owed to certain of the ZM Defendants (collectively with the Note Issuance, the “Recapitalization”) (the Recapitalization, along with the Evergreen Acquisition, the First Lien Transaction, and the Second Lien Transaction, shall be defined collectively as the “Evergreen Transaction”). Erickson paid a $2.5 million fee (the “10th Lane Fee”) to defendant 10th Lane Finance Co., LLC for services provided by Centre Lane Partners, LLC related to the Evergreen Transaction.

7 On July 22, 2013, the ZM Majority Stockholders executed a stockholder written consent approving the issuance of 4,008,439 shares of Erickson common stock upon the conversion of the same number of shares of Preferred Stock, and that conversion became effective on August 12, 2013. On August 8, 2013, Plaintiff commenced the Action by filing a verified class action and derivative complaint (the “Initial Complaint”) against Erickson, Quinn Morgan, Kenneth Lau, Udo Rieder, Hank Halter, Gary Scott, Meredith Siegfried, James Welch, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, and 10th Lane Finance Co., LLC (the “Initial Defendants”). The Initial Complaint alleged, among other things, that Quinn Morgan, Kenneth Lau, Hank Halter, Udo Rieder, Gary Scott, Meredith Siegfried, and James Welch (collectively, the “Individual Defendants”) and certain ZM Defendants breached their fiduciary duties in connection with the Evergreen Transaction and the ZM Erickson Stock Transactions. The Initial Complaint sought, among other things, an award of monetary and equitable relief to Plaintiff and the Class against the named ZM Defendants and Messrs. Morgan and Lau for alleged expropriation of value sustained as a result of the Evergreen Transaction; an award of monetary and equitable relief to Plaintiff and the Class against the Individual Defendants for their alleged breaches of fiduciary duties owed to Erickson’s minority stockholders; an award of equitable relief and damages to

8 Erickson sustained as a result of the Evergreen Transaction; disgorgement and restitution of alleged improper profits allegedly realized by certain of the ZM Defendants and Messrs. Morgan and Lau as a result of the Evergreen Transaction and the ZM Erickson Stock Transactions; equitable relief to remedy the alleged breaches of fiduciary duties, including partial rescission of elements of the Evergreen Transaction and declaratory and injunctive relief; and an award to Plaintiff of fees and expenses incurred in prosecuting the Action. On September 3, 2013, the Initial Defendants moved to dismiss the Initial Complaint. On December 4, 2013, Plaintiff filed an amended complaint (the “Amended Complaint”) which, among other things, repeated the allegations in the Initial Complaint and added, inter alia, allegations that Messrs. Rieder, Morgan, and Lau violated their fiduciary duties by withholding information from Erickson’s board of directors (the “Board”) and that certain of the ZM Defendants violated their fiduciary duties by using Erickson for their own personal benefit to the detriment of Erickson’s minority stockholders. On December 20, 2013, the Initial Defendants moved to dismiss the Amended Complaint. On April 15, 2014, the Delaware Court heard argument on the Initial Defendants’ motion to dismiss and denied that motion.

9 On April 30, 2014, Individual Defendants Hank Halter, Gary Scott, Meredith Siegfried, and James Welch answered the Amended Complaint. On May 21, 2014, defendants Erickson, Quinn Morgan, Kenneth Lau, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, and 10th Lane Finance Co., LLC answered the Amended Complaint. On May 21, 2014, following negotiation among Plaintiff and the Initial Defendants, the Delaware Court entered a Stipulation and Order Governing the Production and Exchange of Confidential Information. On June 2, 2014, defendant Udo Rieder answered the Amended Complaint. On October 13, 2014, Plaintiff filed a motion to compel responses to written discovery requests served upon the Initial Defendants. On November 13, 2014, a purported Company stockholder commenced an action in the United States District Court for the Southern District of New York (the “16(b) Action”) by filing a derivative complaint styled Gibbons v. Morgan, et al., No. 14-cv-09061-KBF (the “16(b) Complaint”). The 16(b) Complaint named Quinn Morgan as a defendant and Erickson as a nominal defendant, and was later amended to add as defendants ZM Private Equity Fund I, L.P. and ZM Private Equity Fund II, L.P. On February 9, 2016, the court in the 16(b) Action stayed that case.

10 In the Action, on December 2, 2014, the Court heard argument on, and granted in part Plaintiff’s motion to compel to the extent not already mooted by the Initial Defendants. Over the course of the next thirteen months, Plaintiff’s Counsel conducted extensive discovery in connection with the claims asserted in the Initial Complaint. Plaintiff’s Counsel inspected, reviewed, and analyzed approximately 101,500 documents (totaling approximately 922,000 pages) produced by the Initial Defendants and certain third-parties. In addition, from August 28, 2015 through January 7, 2016, Plaintiff’s Counsel deposed six party and non-party witnesses, including Gary Zamieroski, James Welch, Robert Rosenberg, Hank Halter, Bryan Walker, and Oscar Aarts, and defended the deposition of Plaintiff. On January 29, 2015, the Delaware Court entered an order scheduling the Action for trial to begin in February 2016. On September 2, 2015, the Delaware Court entered an amended scheduling order in the Action which provided that a five-day trial would begin on August 1, 2016. On October 5, 2015, the Delaware Court entered an order: (a) certifying the Action as a class action on behalf of a non-opt out class defined as: all stockholders of Erickson on March 18, 2013, and their successors-in-interest, transferees, and assignees, excluding Defendants and their associates, affiliates,

11 legal representatives, heirs, successors-in-interest, transferees, and assignees; (b) certifying Plaintiff as Class Representative; and (c) appointing Prickett, Jones & Elliott, P.A. and Kessler, Topaz, Meltzer & Check, LLP as Co-Lead Counsel for the Class. On October 29, 2015, Plaintiff’s Counsel and counsel for the Initial Defendants participated in a mediation session in New York, New York with the Honorable Layn R. Phillips, regarding a potential resolution of the Action. Plaintiff and the Initial Defendants were unable to reach a resolution at the mediation, but discussions regarding a potential resolution of the Action remained ongoing after the mediation session concluded. On December 31, 2015, Plaintiff filed a second amended complaint (the “Second Amended Complaint”) in the Action which, among other things, repeated the allegations in the Amended Complaint, added Centre Lane Partners, LLC, as a defendant and added allegations contending that certain of the ZM Defendants breached their fiduciary duties to Erickson and its minority stockholders by taking advantage of the Company for their own benefit and that certain of the Individual Defendants consciously disregarded their fiduciary duties to the Company in connection with the Evergreen Transaction. From October 29, 2015 through January 14, 2016, the Parties (defined below), through their respective counsel and with the assistance of the Honorable

12 Layn R. Phillips, engaged in intensive discussions regarding a possible settlement of the Action. On January 14, 2016, the Parties reached an agreement in principle to settle the Action. On January 15, 2016, the Parties notified the Delaware Court of their agreement in principle to resolve the Action. On March 31, 2016, following additional extensive negotiations with the assistance of the mediator, the Parties agreed in principle to certain final settlement terms, including the allocation of the Settlement Fund between the Class and the Company, as is reflected in the Stipulation. The Board has determined that the terms set forth in the Stipulation are fair, reasonable, adequate, and in the best interests of the Company and its stockholders. In connection with settlement discussions and negotiations leading to the proposed Settlement, counsel for the Parties in the Action did not discuss the amount of any application by Plaintiff’s Counsel for an award of attorneys’ fees and Litigation Expenses until all other matters had been agreed upon. Plaintiff, acting in his individual capacity and as a representative of the Class, and Defendants have agreed upon the Settlement of the Action. The terms and conditions of the Settlement are set forth in detail in the Stipulation, which has been filed with the Delaware Court. The Settlement is subject to and will become What are the terms of the Settlement?

13 effective only upon approval by the Delaware Court. This Notice includes only a summary of various terms of the Settlement, and it does not purport to be a comprehensive description of its terms, which are available for review as described below (See the section below entitled “How do I get further information?”). The Stipulation provides, among other things, that in consideration for the full and final release, settlement, and discharge of any and all Released Plaintiff Claims (defined below) against the Released Defendant Parties (defined below), and the full and final release, settlement, and discharge of any and all Released Defendant Claims (defined below) against the Released Plaintiff Parties (defined below), the Parties have agreed to the following consideration: a. Upon the Effective Date (defined below), the Company, along with any and all of the Settling Defendants (defined below), shall initiate all the processes under the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) and Delaware law, including without limitation the voting or consent of their Erickson stock and, if necessary, calling a special meeting of stockholders and soliciting proxies to obtain sufficient votes, necessary to amend the Charter to add at Article 4 thereof two new sections, styled respectively as section 4 and 5, the text of which appears in Exhibit A to this Notice (the “Charter Amendment”) and in Exhibit B to the

14 Stipulation, with the Charter Amendment to be implemented pursuant to section 9A of the Charter, and to take effect no later than sixty (60) days after the Effective Date; and b. The Settling Defendants shall contribute, or cause their relevant insurers to contribute, funds equal to the aggregate sum of eighteen million, five-hundred thousand dollars ($18,500,000) (the “Settlement Amount”) to an account (the “Account”) administered by Co-Lead Counsel (the “Settlement Fund”). The Stipulation provides that, after the payment of any award of attorneys’ fees and Litigation Expenses to Plaintiff’s Counsel and any costs and expenses for distribution and administration of the Account and the Settlement Fund, 80% of the Settlement Fund shall be paid to eligible Class Members pursuant to the Plan of Allocation attached as Exhibit D to the Stipulation (the “Class Fund,” defined below) and 20% shall be paid to the Company. The Stipulation further provides, among other things, that no Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiff or any Class Members in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise.

15 Only Authorized Claimants (defined below) will qualify to share in the distribution of the Settlement Fund allocable to the Class after payment of an award of attorneys’ fees and Litigation Expenses, and settlement administration expenses, including taxes and tax expenses. Am I am entitled to receive proceeds from the Settlement? “Authorized Claimant” means a Class Member who held Erickson common stock on May 1, 2013 (an “Authorized Share”) and submits a timely, valid, and properly executed Claim Form (defined below) to the Settlement Administrator, in accordance with the requirements established by the Delaware Court, which claim is approved for payment, in whole or in part, from the Class Fund. RECEIPT OF THIS NOTICE DOES NOT NECESSARILY MEAN THAT YOU ARE AN AUTHORIZED CLAIMANT OR THAT YOU ARE ENTITLED TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU WISH TO BE ELIGIBLE TO PARTICIPATE IN THE SETTLEMENT, YOU MUST COMPLETE, EXECUTE, AND SUBMIT A PROOF OF CLAIM FORM POSTMARKED NO LATER THAN 120 DAYS AFTER THE DATE OF MAILING OF THIS NOTICE. A PROOF OF CLAIM FORM IS ATTACHED AS EXHIBIT B TO THIS NOTICE.

16 If the Settlement and the proposed plan of allocation of the Class Fund to Class Members (the “Proposed Plan of Allocation”) are approved by the Delaware Court, payments to Authorized Claimants will be made as follows: How much will my payment be? 1. 10% of the Class Fund shall be distributed pro rata to all Authorized Claimants based on the number of Authorized Shares held on May 1, 2013, regardless of whether the Authorized Share had a Recognized Loss (defined below); 2. 90% of the Class Fund shall be allocated to Authorized Claimants based on the Recognized Loss for their Authorized Shares. “Recognized Losses” shall be calculated as follows: (A) The Recognized Loss for Authorized Shares held by Authorized Claimants on May 1, 2013 and retained through June 13, 2016 (the “SOS Date”) shall be the difference between $19.03 per share and the average closing price of Erickson common stock on the SOS Date and the four preceding trading days. (B) The Recognized Loss for Authorized Shares held by Authorized Claimants on May 1, 2013 and sold before the SOS Date shall be the difference between $19.03 per share and the selling price per share. An Authorized Claimant will be eligible to receive a

17 distribution from the Class Fund only if an Authorized Claimant has a net loss. All gains and losses as calculated above will be combined and thereafter netted against each other. If the result is a gain, the Recognized Loss shall be zero. (C) If the 90% of the Class Fund allocated for Recognized Losses is sufficient to pay the full amount of each Authorized Claimant’s Recognized Loss, then all such Recognized Losses shall be paid in full. (D) If the 90% of the Class Fund allocated for Recognized Losses is insufficient to pay the full amount of each Authorized Claimant’s Recognized Loss, then each Authorized Claimant shall be paid a pro rata percentage of their Recognized Loss based on the following formula: Individual Recognized Loss = Pro Rata Percentage of Recognized Loss Total Recognized Loss If any of the Class Fund remains after allocating for all Recognized Losses, then, to the extent reasonably feasible, the remainder of the Class Fund shall be distributed pro rata to all Authorized Claimants based on the number of Authorized Shares held, regardless of whether any Authorized Share had a Recognized Loss.

18 The sum of Nos. 1, 2 and 3 above shall be calculated for each Authorized Claimant for all of their Authorized Shares and shall be paid in one check (the “Distribution”). If the Distribution to any individual Authorized Claimant is less than $2.50, then the Distribution will not be paid. Additional provisions A. All Class Members who fail to submit valid and timely Proofs of Claim will be barred from participating in the Distribution of the Class Fund but otherwise will be bound by all of the terms of the Stipulation, including the terms of any final orders or judgments entered and the releases given to Defendants and the other Released Parties. B. Payment pursuant to the Plan of Allocation approved by the Delaware Court shall be conclusive against all Authorized Claimants. No person shall have any claim against Plaintiff, Plaintiff’s Counsel, the Settlement administrator retained to administer the Class Fund (the “Settlement Administrator”), or any other agent designated by Plaintiff’s Counsel arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or further orders of the Delaware Court. Plaintiff, Defendants, and all other Released Parties shall have no responsibility or liability whatsoever for the investment or Distribution of the Settlement Fund, the Class Fund, the Plan of Allocation, the determination, administration, calculation, or payment of any claim or

19 nonperformance of the Settlement Administrator, the payment or withholding of taxes owed by the Settlement Fund, or any losses incurred in connection therewith, except as otherwise provided in the Stipulation. C. The Class Fund will not be distributed to Authorized Claimants until the Delaware Court has approved the Settlement and the proposed Plan of Allocation (or such other allocation plan as the Delaware Court may approve), and the time periods for any petition for rehearing, appeal, or review, whether by certiorari or otherwise, of the Judgment approving the Settlement and the Plan of Allocation have expired. D. Defendants are not entitled to get back any portion of the Settlement Fund once the Delaware Court’s Judgment approving the Settlement becomes Final (defined below). Defendants shall not have any liability, obligation, or responsibility for the administration of the Settlement or disbursement of the Class Fund or the Plan of Allocation. E. Approval of the Settlement is independent from approval of the Plan of Allocation. Any determination with respect to the Plan of Allocation will not affect the Settlement, if approved. F. The Delaware Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the claim of any Class Member.

20 G. The Delaware Court has also reserved the right to modify the Plan of Allocation without further notice to Settlement Class Members. Any Orders regarding a modification of the Plan of Allocation will be posted on the Settlement Administrator’s website, www.claimsinformation.com/erickson.aspx. H. The formulas set forth in the Plan of Allocation are not intended to estimate the amount a Class Member might have been able to recover after a trial in the Action; nor do they provide an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The formulas are the basis upon which the Class Fund will be proportionately allocated to Authorized Claimants. I. Distributions will be made to Authorized Claimants after all claims have been processed and after the Delaware Court has finally approved the Settlement. All checks shall become stale 120 days from the date of issuance, at which time all funds remaining for such stale checks shall be irrevocably forfeited. J. If there are any funds remaining in the Class Fund after payment of the Distribution to all Authorized Claimants, then Plaintiff’s Counsel may petition the Delaware Court for reimbursement of any further administration expenses and attorneys’ fees and expenses. There will be no second distribution to Authorized Claimants. If any funds remain in the Class Fund after the Distribution and reimbursement of administrative expenses and attorneys’ fees and expenses, they shall escheat to the State of Delaware.

21 If the Delaware Court approves the Settlement, then as of the Effective Date, as defined herein: What will happen if the Delaware Court approves the Settlement? a. The Action and the Released Claims shall be dismissed with prejudice, on the merits, and without costs; b. Upon the Effective Date, Erickson, Plaintiff, and all Class Members, on behalf of Erickson and themselves, their legal representatives, heirs, executors, administrators, estates, predecessors, successors, predecessors-in-interest, successors- in-interest, and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, agree to fully, finally, and forever, release, settle, and discharge the Released Defendant Parties from and with respect to every one of the Released Plaintiff Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, or prosecuting any Released Plaintiff Claims against any of the Released Defendant Parties; c. Upon the Effective Date, each of the Settling Defendants and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, agree to fully, finally,

22 and forever, release, settle, and discharge the Released Plaintiff Parties from and with respect to every one of the Released Defendant Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Defendant Claims against any of the Released Plaintiff Parties; d. The Released Parties shall be deemed to be released and forever discharged from all of the Released Claims; and e. Plaintiff and all Class Members, and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors and assigns, will be forever barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties. In connection with settlement discussions and negotiations leading up to the Stipulation, counsel for the Parties did not discuss the amount or appropriateness of any potential application by Plaintiff’s Counsel for attorneys’ fees. Neither the entry by the Parties into the Stipulation, nor the fact or any terms of the Settlement, or any communications relating thereto, is evidence, or an admission or concession by any Party, Class Member, or any other Released

23 Defendant Party or Released Plaintiff Party, of any fault, liability, or wrongdoing whatsoever, as to any facts or claims alleged or asserted in the Action, or as to the validity or merit of any of the claims or defenses alleged or asserted in the Action. Each Party has denied any and all allegations that the Party committed wrongdoing, that the Party has fault or liability, or that the Party caused damage in the Action. The Stipulation is not a finding or evidence of the validity or invalidity of any claims or defenses in the Action, any wrongdoing by any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party, or any damages or injury to any Party, Class Member, or other Released Defendant Party or Released Plaintiff Party. Neither the Stipulation, nor any of the terms and provisions of the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the Settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used, or construed as, offered, or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury, or damages, or of any wrongful conduct, acts, or omissions on the part of any of the Released Defendant Parties or Released Plaintiff Parties, or

24 of any infirmity of any defense, or of any damage to Plaintiff or any other Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Defendant Parties or Released Plaintiff Parties concerning any fact or any purported liability, fault, or wrongdoing of the Released Defendant Parties or Released Plaintiff Parties or any injury or damages to any person or entity; or (b) shall otherwise be admissible, referred to, or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Delaware Court or otherwise, as may be necessary to argue and establish that the Stipulation and/or Judgment has res judicata, collateral estoppel, or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment or to secure any insurance rights or proceeds of any of the Released Defendant Parties or Released Plaintiff Parties. THE SETTLEMENT OF THE ACTION, IF APPROVED BY THE DELAWARE COURT, ON THE TERMS AND CONDITIONS SET FORTH IN THE STIPULATION, WILL INCLUDE, BUT NOT BE LIMITED TO, A RELEASE OF ALL CLAIMS WHICH WERE OR COULD HAVE BEEN ASSERTED IN THIS ACTION. THE DELAWARE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFF OR THE DEFENSES OF

25 THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE ACTION WAS NOT SETTLED. The proposed Settlement, if the Delaware Court approves it, shall extinguish for all time completely, fully, finally, and shall forever compromise, settle, release, discharge, extinguish, and dismiss on the merits and with prejudice, upon and subject to the terms and conditions set forth in the Stipulation, all rights, claims, and causes of action that are or relate to the Released Claims against any of the Released Parties and each of Defendants and each of the other Released Parties shall be deemed to be released and forever discharged from all of the Released Claims. The releases contemplated in the Settlement and Stipulation extends to Unknown Claims (as defined below). What legal rights are being released as part of the Settlement? Plaintiff and the Settling Defendants have acknowledged, and the Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiff and the Settling Defendants, and by operation of law the Class Members, to completely, fully, finally, and forever extinguish any and all Released Claims,

26 known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiff and the Settling Defendants acknowledge, and the Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement. For purposes of the Settlement: Definitions: a. “Claims” mean any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, fines, sanctions, fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, for damages, injunctive relief, or any other remedies, whether disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, known or unknown, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, which now exist, or previously existed, including

27 Unknown Claims, whether direct, derivative, individual, class, representative, legal, equitable, or of any other type, or in any other capacity, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, without limitation, any claims under federal or state securities law, federal or state antitrust law, or under state disclosure law, all claims within the exclusive jurisdiction of the federal courts, or any claims that could be asserted derivatively on behalf of the Company). b. “Defendants” means the Settling Defendants and Erickson. c. “ZM Defendants” means ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, Centre Lane Partners, LLC, and 10th Lane Finance Co., LLC. d. “Settling Defendants” means Quinn Morgan, Kenneth Lau, Udo Rieder, Hank Halter, Gary Scott, Meredith Siegfried, James Welch, ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, EAC Acquisition Corporation, Centre Lane Partners, LLC, and 10th Lane Finance Co., LLC. e. “Effective Date” means the fifth business day following the date the Judgment becomes Final.

28 f. “Final” when referring to the Judgment, means entry of the Judgment, the expiration of any time for appeal or review of the Judgment, or, if any appeal is filed and not dismissed or withdrawn, after the Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or other review, and the time for any petition for re-argument, appeal, or review of the Judgment or any order affirming the Judgment has expired; provided, however, that any disputes or appeals relating solely to the amount, payment, or allocation of attorneys’ fees and Litigation Expenses amongst Plaintiff’s Counsel shall have no effect on finality for purposes of determining the date on which the Judgment becomes Final and shall not otherwise prevent, limit, or otherwise affect the Judgment or prevent, limit, delay, or hinder entry of the Judgment. g. “Judgment” means the Order and Final Judgment to be entered in the Action substantially in the form attached as Exhibit A to the Stipulation. h. “Litigation Expenses” means costs and expenses incurred by Plaintiff’s Counsel in connection with commencing,

29 prosecuting, and resolving the Action, for which Plaintiff’s Counsel intend to apply to the Delaware Court for reimbursement from the Settlement Amount. i. “Class Fund” means the amount of the Settlement Fund allocable to the Class after payment of an award of attorneys’ fees and Litigation Expenses, settlement administration expenses, including taxes and tax expenses, and allocation of 20% of the remainder of the Settlement Fund to the Company. j. “Parties” means the Settling Defendants with Plaintiff and Erickson. k. “Person” means an individual, natural person, corporation, partnership, limited liability company, limited partnership, joint venture, association, joint stock company, estate, legal representative, trust, government (or any political subdivision, department, or agency thereof), and any other type of business or legal entity. l. “Released Claims” means collectively each and all of the Released Defendant Claims and each and all of the Released Plaintiff Claims. m. “Released Defendant Claims” means any Claims that have been

30 or could have been asserted in the Action or in any court, tribunal, forum, or proceeding by Defendants or any of them or their respective successors and assigns against any of the Released Plaintiff Parties, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Action; provided, however, that the Released Defendant Claims shall not include claims to enforce the Stipulation. n. “Released Plaintiff Claims” means any and all Claims that are based upon, arise out of, relate in any way to, or involve (in whole or in part) any of the facts alleged in the Action, including Claims that were asserted in the Second Amended Complaint, including any and all Claims which are based upon, arise out of, relate in any way to, or involve, directly or indirectly: (A) the Evergreen Transaction, including its negotiation, consummation, or any payments made pursuant thereto, (B) public disclosures concerning the Evergreen Transaction, (C) sales of Erickson stock by entities affiliated with the ZM Defendants, and (D) any fee paid to any Defendant (or any affiliate of any Defendant) in connection with the Evergreen Transaction. Released Plaintiff Claims shall not,

31 however, include any claims to enforce the Settlement, the Judgment, or this Stipulation, including, without limitation, the releases contained in the Stipulation. o. “Released Parties” means collectively each and all of the Released Defendant Parties and each and all of the Released Plaintiff Parties. p. “Released Defendant Parties” means (i) Erickson; (ii) any and all of the Settling Defendants; (iii) Defendants’ respective past or present Immediate Family members, affiliates, managers, members, partners, partnerships, investment funds, subsidiaries, parents, predecessors, successors, officers, directors, employees, financial or investment advisors, and insurers; (iv) any person, firm, trust, investment fund, corporation, officer, director or other individual or entity in which any Defendant or their respective past or present Immediate Family members, affiliates, partnerships, investment funds, predecessors, successors, predecessors-in-interest, successors-in-interest, officers, directors, or employees has a financial interest; and (v) the legal representatives, heirs, executors, administrators, predecessors, successors, predecessors-in-interest, successors-

32 in-interest, and assigns of any of the foregoing. q. “Released Plaintiff Parties” means Plaintiff, all other Class Members, and their respective counsel (including Plaintiff’s Counsel). r. “Settlement” means the settlement contemplated by the Stipulation on the terms and conditions contained therein. s. “Unknown Claims” means any and all Released Plaintiff Claims which Plaintiff or any other Class Member or Erickson does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiff Claims against the Released Defendant Parties, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement, and any and all Released Defendant Claims which any Settling Defendant or any other Released Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendant Claims against the Released Plaintiff Parties, which if known by him, her, or it might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties have

33 stipulated and agreed that upon the Effective Date, Plaintiff and the Settling Defendants shall expressly waive, and each of the Class Members and Erickson shall be deemed to have, and by operation of the Judgment shall have expressly, waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. If the Delaware Court approves the Settlement, the Parties will ask the Delaware Court to promptly enter the Judgment and, as a result of such Judgment, the Action and the Released Claims will be dismissed on the merits with respect to all Released Parties and with prejudice against Plaintiff, the Company, and all Class Members. Such release and dismissal will bar the institution or prosecution by Plaintiff, the Company or any Class Member of any other action asserting any Released Plaintiff Claim against any of the Released Parties. What happens if the Settlement is approved?

34 More specifically, the proposed Judgment will, among other things: a. approve the Settlement, adjudge the terms of the Settlement to be fair, reasonable, and adequate and in the best interests of the Company and the Class, and direct consummation of the Settlement in accordance with the terms and conditions of the Stipulation; b. determine that the requirements of the Delaware Court of Chancery Rules and due process have been satisfied in connection with notice to the Class; c. dismiss the Action and the Released Claims with prejudice, said dismissal subject only to compliance by the Parties with the terms of the Stipulation and any Order of the Delaware Court concerning the Stipulation; d. release all Released Plaintiff Claims and permanently enjoin Plaintiff, the Company and the Class and their respective affiliates, and anyone claiming through or for the benefit of any of them, from asserting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claims, either directly, representatively,

35 derivatively, or in any other capacity; and e. release all Released Defendant Claims against Plaintiff, the Class Members and their Plaintiff’s Counsel arising out of or relating to the institution, prosecution and resolution of the Action. If the Effective Date does not occur or if the Stipulation is disapproved, canceled, or terminated pursuant to its terms, (a) all of the Parties to the Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to January 14, 2016, and they shall proceed in all respects as if the Stipulation had not been executed and the related orders had not been entered; (b) all of their respective claims and defenses as to any issue in the Action shall be preserved without prejudice in any way; and (c) the statements made in connection with the negotiations of the Stipulation shall not be deemed to prejudice in any way the positions of the Parties with respect to the Action, or to constitute an admission of fact of wrongdoing by any Party, and shall not be used or entitle any Party to recover any fees, costs, or expenses incurred in connection with the Action, and neither the existence of the Stipulation nor its contents nor any statements made in connection with its negotiation or any settlement communications shall be What happens if the Settlement is not approved or does not become final?

36 admissible in evidence or shall be referred to for any purpose in the Action, or in any other litigation or judicial proceeding. Plaintiff and Plaintiff’s Counsel intend to petition the Delaware Court for an award of attorneys’ fees of up to 22.5% of the Settlement Fund (the “Fee Application”). Plaintiff’s Counsel also will apply to the Delaware Court for reimbursement of Litigation Expenses of up to $250,000 (the “Expense Reimbursement Application”). The Settling Defendants reserve all rights and all grounds to object to, to oppose, to consent to, or to take no position on the amount of attorneys’ fees and Litigation Expenses sought by Plaintiff’s Counsel in the Fee Application and the Expense Reimbursement Application, except that Defendants agree that the efforts of Plaintiff and Plaintiff’s Counsel were the sole cause of the Settlement. Plaintiff’s Counsel will make no other application for an award of attorneys’ fees or Litigation Expenses in connection with the Action other than the Fee Application, the Expense Reimbursement Application, or for reimbursement of expenses and attorneys’ fees incurred in connection with the administration of the Settlement. Final resolution by the Delaware Court of the Fee Application and the Expense Reimbursement Application is not a precondition to the dismissal of the Action in accordance with the Stipulation, and the Fee Application and the Expense Reimbursement Application may be considered separately from the How is Plaintiff’s Counsel getting paid?

37 Settlement. The failure of the Delaware Court to approve the Fee Application or the Expense Reimbursement Application in whole or in part shall have no effect on the Settlement. The Parties acknowledge and agree that any award of attorneys’ fees and Litigation Expenses by the Delaware Court to Plaintiff’s Counsel shall be paid solely out of the Settlement Fund pursuant to the Stipulation, subject to Plaintiff’s Counsel’s joint and several obligation to refund or repay within fifteen (15) business days any amounts paid if as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount awarded is overturned or reduced. Plaintiff’s Counsel respectively warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to any Plaintiff or any Class Member, except as approved by the Delaware Court. The Delaware Court has scheduled a Settlement Hearing which will be held on _________, 2016 at ____.m., in the New Castle County Courthouse, Chancery Court, 500 North King Street, Wilmington, Delaware 19801 to: What will happen at the Settlement Hearing? a. confirm that Plaintiff Edward Montgomery may properly serve as class representative with the law firms Prickett, Jones & Elliott, P.A. and Kessler, Topaz, Meltzer & Check, LLP as Co- Lead Counsel for the Class, and whether such Plaintiff and Plaintiff’s Counsel have adequately represented the interests of

38 the Class in the Action; b. determine whether the Stipulation, and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, and adequate and in the best interests of the Company and the Class Members and should be approved by the Delaware Court; c. determine whether the Judgment should be entered dismissing the Action and the Released Claims as to the Released Parties with prejudice as against Plaintiff, the Company, and the Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims; d. hear and rule on any objections to the Settlement; e. consider the application of Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of expenses to be paid (if and only if awarded by the Delaware Court); and f. hear and rule on such other matters as the Delaware Court may deem appropriate. If you are a Class Member, you must submit a Proof of Claim form (“Claim Form”) and supporting documentation to establish your entitlement to share in the How do I participate in the Settlement?

39 Settlement. You must submit your Claim Form to the Settlement Administrator, addressed to Erickson, Inc. Settlement, c/o Settlement Administrator, P.O. Box 1327, Blue Bell, PA 19422, postmarked no later than 120 days after the date of mailing of this Notice. A Claim Form is included with this Notice, or you may go to the website maintained by the Settlement Administrator for the Settlement to request that a Claim Form be mailed to you. The website is www.claimsinformation.com/erickson.aspx. You may also request a Claim Form by calling toll-free 1-800-222-2760. Those who do not submit timely and valid Claim Forms with adequate supporting documentation will not be entitled to share in the Settlement. Please retain all records of your ownership of, or transactions in, Erickson common stock, as they may be needed to document your claim. As a Class Member, you are represented by the Class Representative and the Plaintiff’s Counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file a notice of appearance on your behalf and must serve copies of his or her notice of appearance on the attorneys listed in the section entitled, “What are my rights and what do I need to do to exercise them?” below. If you wish to object to the Settlement or any of its terms, the proposed Plan of Allocation, or Plaintiff’s Counsel’s application for attorneys’ fees and expenses,

40 you may present your objections by following the instructions in the section entitled, “What are my rights and what do I need to do to exercise them?” below. Any Class Member who objects to the Stipulation, the Settlement, the Judgment to be entered therein, and/or the Fee Application or the Expense Reimbursement Application, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant. To do so, you must, no later than ten (10) business days prior to the Settlement Hearing (unless the Delaware Court otherwise directs for good cause shown), file with the Court of Chancery, located at New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and serve on the attorneys listed below the following documents: (i) a written notice of the intention to appear identifying the name, address and telephone number of the objector and, if represented, their counsel; (ii) proof of your membership in the Class or current ownership of Erickson stock; (iii) a written statement of your objections to any matter before the Delaware Court; (iv) the grounds for such objections and the reasons for your desiring to appear and to be heard; and (v) all documents and writings which you desire the Delaware Court to consider. These papers must be served by hand delivery, overnight mail or What are my rights and what do I need to do to exercise them?

41 electronic filing via File and ServeXpress e-serve on the following attorneys: Paul A. Fioravanti, Jr., Esq. PRICKETT, JONES & ELLIOTT, P.A 1310 North King Street Wilmington, Delaware 19801 Kevin M. Coen, Esq. MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 North Market Street, 18th Floor P.O. Box 1347 Wilmington, Delaware 19899 A. Thompson Bayliss, Esq. ABRAMS & BAYLISS LLP 20 Montchanin Road, Suite 200 Wilmington, Delaware 19807 Patricia L. Enerio, Esq. PROCTOR HEYMAN ENERIO LLP 300 Delaware Avenue, Suite 200 Wilmington, Delaware 19801 Even if you do not appear at the Settlement Hearing, the Delaware Court will consider your written submission if it is served and filed in accordance with the foregoing procedures. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall forever be barred from raising such objection in the Action or any other action or proceeding. This Notice does not purport to be a comprehensive description of the Action, the allegations or transactions related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the orders entered by the Delaware Court in the Action, and other papers filed in the Action, unless sealed, at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, New Castle County Courthouse, 500 North King Street, How do I get further information?

42 Wilmington, Delaware, 19801, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT. Questions regarding the Settlement should be directed to Plaintiff’s Counsel as follows: Paul A. Fioravanti, Jr., Esq. PRICKETT, JONES & ELLIOT, P.A. 1310 North King Street Wilmington, Delaware 19801 Brokerage firms, banks, and other persons or entities who are Class Members in their capacities as record holders, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners. Additional copies of this Notice for transmittal to beneficial owners are available by contacting the Settlement Administrator at Erickson, Inc. Settlement, c/o Settlement Administer, P.O. Box 1327, Blue Bell, PA 19422 or by emailing the Settlement Administrator at Erickson@claimsinformation.com. What if I held shares on behalf of someone else? You may also furnish the names and addresses of your beneficial owners in the form of mailing labels or in electronic format to the Settlement Administrator at Erickson, Inc. Settlement, c/o Settlement Administrator, P.O. Box 1327, Blue Bell, PA 19422 or by emailing the Settlement Administrator at Erickson@claimsinformation.com, which will then be responsible for sending the Notice to such beneficial owners.

43 Dated: __________, 2016 BY ORDER OF THE COURT Register in Chancery